AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of January 17, 2001, by and between THE PEOPLES BANCTRUST COMPANY, INC., an Alabama business corporation ("BancTrust"), and South Alabama Bancorporation, Inc., an Alabama business corporation ("South Alabama").


                                   WITNESSETH

     WHEREAS, the respective Boards of Directors of BancTrust and South Alabama are of the opinion that the combination of their companies through a tax-free, stock-for-stock merger, under the terms and conditions set forth in this Agreement, is in the best interests of the parties and their respective shareholders, and such Boards of Directors have adopted resolutions approving this Agreement; and

     WHEREAS, neither the Board of Directors of BancTrust nor the Board of Directors of South Alabama seeks to sell its respective company at this time, but both Boards desire to merge their respective companies in a transaction structured as a merger of equals; and

     WHEREAS, it is intended that to accomplish this result, BancTrust will be merged with and into South Alabama, with South Alabama as the surviving corporation (the "Merger"), whose name will be changed to "The Peoples BancTrust Company, Inc."; and

     WHEREAS, it is intended that as soon as practicable subsequent to the Merger, subject to required regulatory approvals, operational issues and other relevant factors, each of the current South Alabama commercial bank subsidiaries will be merged with and into BancTrust's wholly owned Alabama commercial bank subsidiary, The Peoples Bank and Trust Company ("Peoples Bank"), with Peoples Bank as the surviving corporation; and

     WHEREAS, it is intended that (i) for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code and (ii) the Merger shall qualify for pooling of interests accounting treatment under generally accepted accounting principles; and

     WHEREAS, as an inducement to and condition of BancTrust's willingness to enter into this Agreement and the BancTrust Stock Option Agreement, South Alabama will grant to BancTrust an option pursuant to the South Alabama Stock Option Agreement, and as an inducement to and condition of South Alabama's willingness to enter into this Agreement and the South Alabama Stock Option Agreement, BancTrust will grant South Alabama an option pursuant to the BancTrust Stock Option Agreement in the forms attached hereto as Exhibits A and B, respectively; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, BancTrust and each of the directors of South Alabama, and South Alabama and each of the directors of BancTrust, have entered into voting agreements in the form attached hereto as Exhibits C and D, respectively (the "Voting Agreements"); and

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     WHEREAS,  the  Boards of  Directors  of  BancTrust  and South  Alabama  (at
meetings duly called and held) have each determined that this Agreement and the transactions contemplated hereby are in the best interests of BancTrust and South Alabama and their respective shareholders and have approved this Agreement and the Stock Option Agreement; and

     WHEREAS,   the  parties   desire  to  provide  for  certain   undertakings,
conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     "ABCA" shall mean the Alabama Business Corporation Act, as amended.

     "Articles of Merger" shall mean the Articles of Merger to be executed by South Alabama and filed with the Secretary of State of the State of Alabama relating to the Merger as contemplated by Section 2.1 of this Agreement.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BancTrust Common Stock" shall mean the shares of common stock, par value $.10 per share, of BancTrust.

     "BancTrust Subsidiaries" shall mean the Subsidiaries of BancTrust and any corporation, bank, association, or other entity acquired as a Subsidiary of BancTrust in the future and owned by BancTrust at the Effective Time.

     "Commission" shall mean the Securities and Exchange Commission.

     "Effective Time" shall mean the time and date specified pursuant to Section
2.8 of this Agreement as the effective time of the Merger.

     "Environmental Claim" shall mean any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" shall mean all applicable federal, state and local laws and regulations dealing with the management, use, treatment and/or disposal of Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq., and Hazardous Waste, as defined by the Resource, Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FRB" shall mean the Board of Governors of the Federal Reserve System, and shall also include the Federal Reserve Bank of Atlanta.

     "Financial Statements" shall mean (a) with respect to South Alabama, (i) the consolidated balance sheets (including related notes and schedules, if any) of South Alabama as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the last three fiscal years ended December 31, 1999 as filed by South Alabama in its Securities Documents and (ii) the consolidated balance sheets of South Alabama (including related notes and schedules, if any) and related consolidated statements of income, shareholders' equity, and cash flows (including related notes and schedules, if any) included in the Securities Documents filed and to be filed by South Alabama with respect to the quarterly and annual periods ended subsequent to December 31, 1999; and
(b) with respect to BancTrust (i) the consolidated balance sheets (including related notes and schedules, if any) of BancTrust as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the last three fiscal years ended December 31, 1999 as filed by BancTrust in its Securities Documents and (ii) the consolidated balance sheets of BancTrust (including related notes and schedules, if any) and related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in the Securities Documents filed and to be filed by BancTrust with respect to the quarterly and annual periods ended subsequent to December 31, 1999.

     "Knowledge" as used with respect to South Alabama and BancTrust shall mean the actual knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of South Alabama or BancTrust, as the case may be.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "OCC" shall mean the Office of the Comptroller of the Currency.

     "Prospectus/Joint Proxy Statement" shall mean the prospectus of South Alabama and the joint proxy statement of South Alabama and BancTrust, together with any supplements thereto, sent to shareholders of South Alabama and BancTrust to solicit their votes in connection with the approval of this Agreement and the Merger.

     "Registration Statement" shall mean the registration statement with respect to the Surviving Corporation Common Stock as filed with the Commission under the Securities Act.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock.

     "Secretary of State" shall mean the Secretary of State of the State of Alabama.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

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     "Securities  Documents" shall mean all reports,  offering circulars,  proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

     "South Alabama Common Stock" shall mean the shares of common stock, par value $.01 per share, of South Alabama prior to the Effective Time and the change of South Alabama's name to "The Peoples BancTrust Company, Inc."

     "South Alabama Subsidiaries" shall mean the Subsidiaries of South Alabama and any corporation, bank, association, or other entity acquired as a Subsidiary of South Alabama in the future and owned by South Alabama at the Effective Time.

     "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Superintendent" shall mean the Superintendent of Banks of the State of Alabama.

     "Surviving Corporation" shall mean South Alabama as existing on and after the Effective Time."

     "Surviving Corporation Common Stock" shall mean the shares of common stock, par value $.01 per share, of the Surviving Corporation at and after the Effective Time.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

2.1      The Merger

     Subject to the satisfaction of the terms and conditions of this Agreement and pursuant to the applicable provisions of the ABCA and the BHCA, at the Effective Time, BancTrust shall be merged with and into South Alabama pursuant to the terms and conditions set forth herein, with South Alabama to be the Surviving Corporation, and each share of BancTrust Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into one share of Surviving Corporation Common Stock plus the right to receive 0.35 shares of Surviving Corporation Common Stock and cash for fractional share interests (if any), in compliance with the provisions of Section 2.7 below.

2.2      Closing and Closing Date

     The Merger shall be consummated at a closing (the "Closing") to be held at a location to be determined by mutual consent of the parties to this Agreement, on the first business day following satisfaction of the conditions to consummation of the Merger set forth in Article VI hereof, or on such later date within 30 days thereafter as the parties may mutually agree (the "Closing Date").

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2.3      Effect of Merger

     (a) At the Effective Time, the separate existence of BancTrust shall cease and South Alabama, as the Surviving Corporation, shall continue unaffected and unimpaired by the Merger, subject to the amendments to South Alabama's Articles of Incorporation to be effected by the Merger.

     (b) The Merger shall have the effects described in Section 11.06 of the ABCA.

     (c) The names of the corporations proposing to merge are "South Alabama Bancorporation, Inc." and "The Peoples BancTrust Company, Inc." At and after the Effective Time, the name of the Surviving Corporation shall be "The Peoples BancTrust Company, Inc." The Surviving Corporation shall be headquartered in Mobile, Alabama.

2.4      Directors and Officers

     (a) At and after the Effective Time, the initial directors of the Surviving Corporation (the "Initial Directors"), who shall hold office until their resignation or removal or until their successors have been elected and qualified in accordance with the ABCA, the Surviving Corporation's Articles of Incorporation and Bylaws and this Agreement, shall be as provided in Section 8.4(a) herein.

     (b) At and after the Effective Time, the executive officers of the Surviving Corporation shall be as provided in Section 8.4(b) herein.

2.5      Articles of Incorporation and Bylaws of Surviving Corporation

     (a) At the Effective Time, the Articles of Incorporation of South Alabama, as then in effect, amended and restated as set forth in Exhibit E hereto, shall be the Articles of Incorporation of the Surviving Corporation, until amended as provided therein or as otherwise permitted by the ABCA.

     (b) The Bylaws of South Alabama in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

2.6      Capital Stock of South Alabama; Dissenters' Rights

     Each share of capital stock of South Alabama issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, continue to be issued and outstanding, and shall be an identical outstanding share of the Surviving Corporation. Any holder of shares of South Alabama Common Stock shall be entitled to exercise dissenters' rights of appraisal as specified in the ABCA if such shareholder complies in all respects with the procedures set forth in Sections 13.20-13.28 of the ABCA.

2.7      Conversion and Exchange of BancTrust Common Stock; Fractional Share
         Interests

     (a) At the Effective Time, except as provided in Sections 2.7(b) and (h) below, each share of BancTrust Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and thereafter, by virtue of the Merger becoming effective and without any action on the part of the registered holder thereof (such registered holder being hereinafter referred to as a "Record Holder") or any other person, be converted into one share of Surviving Corporation Common Stock plus the right to receive 0.35 shares of Surviving Corporation Common Stock, or 1.35 shares of Surviving Corporation Common Stock in the aggregate (the "Exchange Ratio"). Cash will be paid in lieu of fractional shares pursuant to Section 2.7(j) below.

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     (b) At the Effective Time, all shares of BancTrust Common Stock (i) held as treasury stock by BancTrust, (ii) owned beneficially by BancTrust or any BancTrust Subsidiary other than in a fiduciary capacity or in connection with a debt previously contracted or (iii) owned beneficially by South Alabama or any subsidiary of South Alabama other than in a fiduciary capacity or in connection with a debt previously contracted shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

     (c) From and after the Effective Time, each such outstanding certificate that, prior to the Effective Time, represented shares of BancTrust Common Stock, other than shares as to which a Record Holder has previously exercised dissenters' rights of appraisal as specified in the ABCA, shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of Surviving Corporation Common Stock into which such shares of BancTrust Common Stock shall have been converted. Former holders of BancTrust Common Stock will not be required to exchange their certificate(s) for new certificates evidencing the same number of shares of Surviving Corporation Common Stock. All shares of Surviving Corporation Common Stock into which shares of BancTrust Common Stock shall have been converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares. Within ten (10) business days after the Effective Time, the Surviving Corporation's Transfer Agent shall transmit by U.S. Mail to each Record Holder, other than a Record Holder who has previously exercised dissenters' rights of appraisal as specified in the ABCA, certificates representing additional shares of Surviving Corporation Common Stock to which such Record Holder is entitled as a result of the Merger and cash paid in lieu of fractional share interests.

     (d) After the Effective Time, Record Holders may elect at their option to exchange their certificate(s) that, prior thereto, represented shares of BancTrust Common Stock. Upon surrender of such certificate(s) to the Surviving Corporation's Transfer Agent, each Record Holder shall be entitled to receive, in exchange therefor, a certificate or certificates representing the number of whole shares of Surviving Corporation Common Stock into which the shares theretofore represented by the surrendered certificate(s) shall have been converted, as provided in Section 2.7(a) above. In the case of lost or stolen certificates, the Surviving Corporation may require such Record Holder to execute a bond of the kind and amount it deems necessary or appropriate to indemnify the Surviving Corporation in a manner reasonably satisfactory to it against all such claims, expenses and liabilities as may arise out of its payment to such Record Holder in the absence of the surrender of a certificate.

     (e) Certificate(s) surrendered for exchange by any person constituting an "affiliate" of BancTrust for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of Surviving Corporation Common Stock until the Surviving Corporation has received from such person the written agreement contemplated by Section 5.11 hereof and shall contain the legend required by the written letter agreement attached hereto as Exhibit F.

     (f) As of the Effective Time, the stock transfer books of BancTrust shall be closed, and no transfers of BancTrust Common Stock by such holder shall thereafter be made or recognized. On the Closing Date, BancTrust shall deliver to South Alabama a certified copy of its list of shareholders as of such date.

     (g) In the event that prior to the Effective Time the outstanding shares of BancTrust Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like change in capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Surviving Corporation Common Stock to be thereafter delivered pursuant to this Agreement.

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     (h) Any holder of shares of  BancTrust  Common  Stock  shall be entitled to exercise dissenters' rights of appraisal as specified in the ABCA if such shareholder complies in all respects with the procedures set forth in Sections 13.20-13.28 of the ABCA. Shares of BancTrust Common Stock that have not been voted for adoption of the Agreement and with respect to which appraisal shall have been properly demanded in accordance with the foregoing provisions of the ABCA ("Dissenting Shares") shall not be converted into the right to receive shares of Surviving Corporation Common Stock and cash in lieu of fractional share interests pursuant to Section 2.7(a) hereof at and after the Effective Time unless and until the holder of Dissenting Shares withdraws his or her demand or becomes ineligible for such appraisal.

     (i) Any other provision of this Agreement notwithstanding, no party hereto or agent thereof shall be liable to a holder of BancTrust Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     (j) Nothwithstanding any other provision hereof, each Record Holder of BancTrust Common Stock who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all shares held by such Record Holder) shall receive, in lieu thereof, cash in an amount equal to the average of the bid and asked price of Surviving Corporation Common Stock as of the close of business on the first business day immediately following the Effective Time. No such Record Holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share. All fractional share interests of each Record Holder, including fractional share interests relating to shares kept in a Record Holder's account under BancTrust's Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"), shall be aggregated.

2.8      Effective Time of the Merger

     Immediately following and contingent upon the occurrence of the Closing, the Merger shall become effective at the time, and on the date, specified in the Articles of Merger. Such time and date shall be referred to in this Agreement as the "Effective Time."

2.9      Conversion of BancTrust Stock Options

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each outstanding option under the stock option plans of BancTrust (the "BancTrust Option Plans") shall continue outstanding as an option to purchase, in place of the purchase of each share of BancTrust Common Stock, the number of shares (rounded up to the nearest whole share) of Surviving Corporation Common Stock that would have been received by the optionee in the Merger had the option been exercised in full (without regard to any limitations contained therein on exercise) for shares of BancTrust Common Stock immediately before the Merger upon the same terms and conditions under the relevant option as were applicable immediately before the Effective Time, except for appropriate pro rata adjustments as to the relevant option price for shares of Surviving Corporation Common Stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the assumption and substitution shall be the same as the aggregate option exercise price for such shares immediately before such assumption and substitution. From and after the Effective Time, each BancTrust stock option assumed by the Surviving Corporation may be exercised solely for shares of Surviving Corporation Common Stock, and the Surviving Corporation and its Personnel Committee shall be substituted for BancTrust and the Stock Option Committee of BancTrust's Board of Directors. The Surviving Corporation shall take such actions as may be required to effectuate the foregoing. It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a modification, renewal or extension under Section 424 of the Internal Revenue Code as to any stock option which is an incentive stock option.

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     (b) If the Surviving  Corporation's  proposed 2001  Incentive  Compensation
Plan (the "2001 Plan") is approved by South Alabama's shareholders, the Surviving Corporation shall substitute at the Effective Time options under the 2001 Plan for the BancTrust stock options, subject to the requirements of the first and last sentences in Section 2.9(a) above. The substituted options shall continue in effect on the same terms and conditions as provided in the stock option agreements and BancTrust Option Plans governing each BancTrust stock option.

     (c) Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of the Surviving Corporation as construed under Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with Rule 16b-3.

     (d) At all times after the Effective Time, the Surviving Corporation shall reserve for issuance such number of shares of Surviving Corporation Common Stock as necessary so as to permit the exercise of options granted under the BancTrust Option Plans in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. South Alabama shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time, and the Surviving Corporation shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

     (e) Following the Effective Time, in case of any reclassification, reorganization, recapitalization, stock dividend or distribution, subdivision, combination or exchange of the outstanding shares of Surviving Corporation Common Stock or in case of any consolidation or merger of the Surviving Corporation with or into any other corporation, or in the case of any sale or transfer of all or substantially all of the Surviving Corporation's assets, then, the rights of the optionees who then hold outstanding options under the BancTrust Option Plans shall be appropriately adjusted so that the optionees will be in the same position as if their options had been exercised immediately before such corporate action or transaction. The provisions hereof shall similarly apply following the Effective Time to successive reclassifications, reorganizations, recapitalizations, stock dividends or distributions, subdivisions, combinations or exchanges, consolidations, mergers, sales or transfers.

     (f) With respect to those individuals who subsequent to the Merger may be subject to reporting requirements under Section 16(a) of the Exchange Act, the Surviving Corporation shall administer the BancTrust Option Plans assumed pursuant to Section 2.9(a) (or the 2001 Plan, if applicable) in a manner that complies with Rule 16b-3 under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time.

     (g) As soon as practicable following the Effective Time, the Surviving Corporation shall deliver to the participants receiving converted options an appropriate notice setting forth such participant's rights pursuant thereto.

2.10     BancTrust Dividend Reinvestment Plan

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of a participant therein (a "Participant"), the Dividend Reinvestment Plan shall be assumed by the Surviving Corporation upon the same terms and conditions under the Dividend Reinvestment Plan as shall be applicable immediately before the Effective Time. It is currently anticipated that the Dividend Reinvestment Plan will be amended prior to the Effective Time to change the administration of such Plan. Any amendment of the Dividend Reinvestment Plan will be made with South Alabama's prior consent.

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     (b) At and after the  Effective  Time,  the  number of shares of  Surviving
Corporation Common Stock subject to each Participant's account in the Dividend Reinvestment Plan shall be the number of shares of Surviving Corporation Common Stock determined by multiplying the number of shares of BancTrust Common Stock (including fractional interests in shares of BancTrust Common Stock) subject to such account immediately prior to the Effective Time by the Exchange Ratio.

     (c) Notwithstanding the foregoing, if a Participant is also a Record Holder of BancTrust Common Stock, the total of the shares of BancTrust Common Stock held in the Dividend Reinvestment Plan for the benefit of the Participant and the shares held of record by such person as a Record Holder shall be multiplied by the Exchange Ratio. Any additional share shall be issued directly to the Record Holder and not credited to the Participant's account in the Dividend Reinvestment Plan.

2.11     Further Assurances

     If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of BancTrust, or otherwise carry out the provisions hereof, the proper officers and directors of BancTrust, as of the Effective Time, and thereafter the officers of the Surviving Corporation, acting on behalf of BancTrust, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF SOUTH ALABAMA

     South Alabama represents and warrants to BancTrust as follows:

3.1      Capital Structure of South Alabama

     The authorized capital stock of South Alabama consists of (i) 20,000,000 shares of South Alabama Common Stock, of which 8,526,544 shares are issued and outstanding as of the date hereof, and (ii) 500,000 shares of preferred stock, no par value, of which no shares are issued or outstanding as of the date hereof. All outstanding shares of South Alabama Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. As of the date hereof, South Alabama had reserved 319,238 shares of South Alabama Common Stock for issuance upon the exercise of options granted under its stock option plans. Except for stock options under South Alabama's stock option plans and the South Alabama Stock Option Agreement annexed hereto as Exhibit A, there are no Rights authorized, issued or outstanding with respect to the capital stock of South Alabama. None of the shares of South Alabama Common Stock has been issued in violation of the preemptive rights of any person. Each share of Surviving Corporation Common Stock that the holders of BancTrust Common Stock will have the right to receive in respect of their shares of BancTrust Common Stock after the Effective Time has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will have the same rights as each share of the South Alabama Common Stock currently outstanding.

3.2      Organization, Standing and Authority of South Alabama

     South Alabama is duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of South Alabama. South Alabama is registered as a bank holding company under the BHCA. South Alabama has previously delivered to BancTrust true and complete copies of the Articles of Incorporation and Bylaws of South Alabama as of the date hereof.

3.3      South Alabama Subsidiaries

     Set forth on Schedule 3.3 hereto is the name and state of incorporation of each of the South Alabama Subsidiaries. Each of the South Alabama Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or the United States and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business. Each of the South Alabama Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the nature or location of such subsidiary's assets or its business makes such qualification necessary, except where the failure to be so qualified or in good standing does not and will not have a material adverse effect on South Alabama and the South Alabama Subsidiaries taken as a whole. The outstanding shares of capital stock of each of the South Alabama Subsidiaries are duly authorized, validly issued, fully paid, and (except pursuant to 12 U.S.C. Section 55 in the case of national banks) non-assessable, have been issued in compliance with all applicable federal and state securities laws, and are owned, as set forth on Schedule 3.3, free and clear of all liens, claims or encumbrances. There are no outstanding options, warrants, calls, rights, commitments, or other agreements of any character obligating any of the South Alabama Subsidiaries to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or acquire any shares of such capital stock. Except for shares of the South Alabama Subsidiaries and securities or other interests taken in consideration of debts previously contracted, neither South Alabama nor any of the South Alabama Subsidiaries owns or has the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture, or other organization.

3.4      Authorized and Effective Agreement

     (a) South Alabama has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of this Agreement by South Alabama's shareholders) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of South Alabama, except the approval of this Agreement by South Alabama's shareholders. This Agreement constitutes a legal, valid and binding obligation of South Alabama, enforceable against South Alabama in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by South Alabama with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of South Alabama, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any material property or asset of South Alabama pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to South Alabama.

3.5      Regulatory Reports

     For the five years preceding the date hereof, South Alabama has duly filed with the FRB and the South Alabama Subsidiaries have duly filed with the OCC, Superintendent and FDIC in correct form in all material respects the monthly, quarterly and annual reports and other documents required to be filed with all applicable governmental authorities, and such reports and other documents comply in all material respects with applicable law and regulations. South Alabama has previously delivered, or will deliver, to BancTrust complete and accurate copies of all such reports. In connection with the most recent examinations of South Alabama and the South Alabama Subsidiaries by the FRB, the OCC, the Superintendent and the FDIC, and except as disclosed on Schedule 3.5 hereto, neither South Alabama nor any of the South Alabama Subsidiaries was required to correct or change any action, procedure or proceeding that South Alabama or any of the South Alabama Subsidiaries believes has not been corrected or changed as required as of the date hereof.

3.6      Securities Documents

     South Alabama has previously delivered to BancTrust complete and accurate copies of its Annual Report on Form 10-K and Annual Report to Shareholders for the fiscal year ended December 31, 1999 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2000. South Alabama has timely filed all Securities Documents required by the Securities Laws for the past three years.

3.7      Financial Statements

     The Financial Statements of South Alabama fairly present or will fairly present, as the case may be, the consolidated financial position of South Alabama, and the South Alabama Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as stated therein).

3.8      Material Adverse Change

     South Alabama has not suffered any material adverse change in its business, financial condition, results of operations or prospects since the date of its most recent audited Financial Statements, nor are there any circumstances that, to the Knowledge of South Alabama, could reasonably be expected to result in any such material adverse change.

3.9      Absence of Undisclosed Liabilities

     Except as disclosed on Schedule 3.9 hereto, neither South Alabama nor any of the South Alabama Subsidiaries has any liability (contingent or otherwise) that is material to South Alabama or that, when combined with all similar liabilities, would be material to South Alabama, except as disclosed in the Financial Statements of South Alabama and except for liabilities incurred in the ordinary course of business since the date of the most recent audited Financial Statements, nor are there any circumstances that, to the knowledge of South Alabama, are reasonably expected to result in any such liability.

3.10     Environmental Matters

     (a) Schedule 3.10 lists all facts, circumstances and events to the Knowledge of South Alabama that relate to any material noncompliance, alleged noncompliance or potential noncompliance by South Alabama or any South Alabama Subsidiary with any Environmental Law or any material liability or potential liability by South Alabama or any South Alabama Subsidiary under any such law.

     (b) Except as contained in Schedule 3.10, South Alabama and the South Alabama Subsidiaries, including the properties owned, leased, managed, controlled or operated by South Alabama and the South Alabama Subsidiaries, are in compliance in all material respects with all Environmental Laws, except for any violation(s) of any Environmental Law that would not, singly or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of South Alabama and the South Alabama
Subsidiaries taken as a whole. Neither South Alabama nor any South Alabama Subsidiary has received any communication alleging that it is not in such compliance and, to the Knowledge of South Alabama, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (c)  Except as  contained  in  Schedule  3.10,  to the  Knowledge  of South
Alabama, none of the properties in which South Alabama or any of the South Alabama Subsidiaries holds a security interest is in violation of or liable under any Environmental Law, except any such violations or liabilities that would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations, business or prospects of South Alabama and the South Alabama Subsidiaries taken as a whole. It is acknowledged by the parties to this Agreement that South Alabama has made no additional inquiry in regard to the matters reflected in this Section 3.10(c) as to such properties for the purpose of making the representations and warranties contained herein.

     (d)  Except as  contained  in  Schedule  3.10,  to the  Knowledge  of South
Alabama, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against South Alabama or any of the South Alabama Subsidiaries or against any person or entity whose liability for any Environmental Claim South Alabama or any of the South Alabama Subsidiaries has or may have retained or assumed either contractually or by operation of law, except any such that would not have a material adverse effect on the financial condition, results of operations, business or prospects of South Alabama and the South Alabama Subsidiaries taken as a whole.

3.11     Allowance for Loan Losses

     The allowance for loan losses reflected on the statements of financial condition included in the Financial Statements of South Alabama is, and in the case of future Financial Statements will be, in the opinion of management of South Alabama, adequate in all material respects as of the date of the most recent Financial Statements of South Alabama under the requirements of generally accepted accounting principles, to provide for reasonably anticipated losses on outstanding loans net of recoveries and other extensions of credit.

3.12     Tax Matters

     (a) For the past five years, South Alabama and the South Alabama Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. At the

Effective Time, neither South Alabama nor any of the South Alabama Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) For the past five years, all federal, state and local (and, if applicable, foreign) tax returns filed by South Alabama and the South Alabama Subsidiaries have been complete and accurate in all material respects. Neither South Alabama nor any of the South Alabama Subsidiares is delinquent in the payment of any material tax, assessment or tax obligation, and neither South Alabama nor any of the South Alabama Subsidiaries has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof that have not since been filed. No deficiencies for the tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against South Alabama or any of the South Alabama Subsidiaries that have not been settled and paid. There are currently no agreements in effect with respect to South Alabama or any of the South Alabama Subsidiaries to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation is pending. 3.13 Legal Proceedings; Regulatory Approvals

     Except as disclosed on Schedule 3.13 hereto, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of South Alabama, threatened (or unasserted but considered by South Alabama probable of assertion and that, if asserted, would have at least a reasonable probability of a material adverse effect) against South Alabama or any of the South Alabama Subsidiaries or against any asset, interest, or right of South Alabama or any of the South Alabama Subsidiaries or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of South Alabama. To the Knowledge of South Alabama, there are no actual or threatened actions, suits or proceedings that present a claim to restrain or prohibit the Merger or that would prevent South Alabama from obtaining all of the federal and state regulatory approvals contemplated herein.

3.14     Compliance with Laws

     South Alabama and the South Alabama Subsidiaries are in compliance in all material respects with all statutes and regulations applicable and material to the conduct of their respective businesses (except for any violations not material to the financial condition, results of operations, business or prospects of South Alabama). Neither South Alabama nor any of the South Alabama Subsidiaries has received notification from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation that would have a material adverse effect on the financial condition, results of operations, business or prospects of South Alabama, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting the operations of South Alabama or any of the South Alabama Subsidiaries. Neither South Alabama nor any of the South Alabama Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, nor have they received any written communication requesting that any of them enter into any of the foregoing.

3.15     Deposit Insurance

     The deposit accounts of the commercial bank South Alabama Subsidiaries are insured by the FDIC to the maximum extent permitted by law, and the commercial bank South Alabama Subsidiaries have paid all premiums and assessments and filed all reports required under the FDIA.

3.16.    Obstacles to Tax Treatment

     To the Knowledge of South Alabama, no fact or condition (including South Alabama's record of compliance with the Community Reinvestment Act) exists that may reasonably be expected to prevent or materially impede or delay South Alabama from (i) obtaining the regulatory approvals and consents required in order to consummate the Merger or (ii) based on consultation with qualified tax advisors, obtaining the tax treatment contemplated by Section 6.1(e) of this Agreement, and, if any such fact or condition becomes known to the executive officers of South Alabama, South Alabama promptly (and in any event within 10 business days after obtaining such knowledge) shall communicate such fact or condition to BancTrust.

3.17     Certain Information

     When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the meeting of shareholders of South Alabama to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by South Alabama relating to South Alabama and the South Alabama Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.18     Employee Benefit Plans

     (a) Appended as Schedule 3.18 hereto is a complete list of all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract and any other incentive, welfare and employee benefit plans and agreements maintained for the benefit of employees or former employees of South Alabama and/or the South Alabama Subsidiaries. South Alabama and the South Alabama Subsidiaries shall make available to BancTrust full and complete copies of all such plans and agreements, together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) Neither South Alabama or any of the South Alabama Subsidiaries nor any pension plan maintained by South Alabama or the South Alabama Subsidiaries and qualified under Section 401 of the Code has incurred any material liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any pension plan that South Alabama or the South Alabama Subsidiaries maintain for or with respect to any of their employees and that is qualified under Section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid. To the Knowledge of South Alabama, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither South Alabama nor any of the South Alabama Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, a multiemployer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each "employee pension plan" (as defined in Section 3(2) of ERISA) of South Alabama and/or the South Alabama Subsidiaries that is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. To the Knowledge of South Alabama, no such letter has been revoked or threatened to be revoked, and South Alabama knows of no ground on which such revocation may be based. Neither South Alabama nor any of the South Alabama Subsidiaries has any material liability under any such plan that is not reflected on the balance sheet included in the Financial Statements as of September 30, 2000.

     (e) To the Knowledge of South Alabama, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by South Alabama or any of the South Alabama Subsidiaries (i) that would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code, or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations, business or prospects of South Alabama.

3.19     Certain Contracts

     (a) Except as disclosed on Schedule 3.19 hereto, at the date hereof, neither South Alabama nor any of the South Alabama Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any material agreement, arrangement or commitment not made in the ordinary course of business, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by South Alabama or the South Alabama Subsidiaries or the guarantee by South Alabama or the South Alabama Subsidiaries of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

     (b) Neither South Alabama nor any of the South Alabama Subsidiaries is in default, which default would have a material adverse effect on South Alabama or the transactions contemplated herein, under any agreement, commitment, arrangement, lease, insurance policy, or other instrument whether entered into the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.20     Brokers and Finders

     Except for the retention of Mercer Capital, Memphis, Tennessee as its financial advisor in connection with the Merger (the "South Alabama Financial Advisor"), neither South Alabama nor any of the South Alabama Subsidiaries nor any of their respective officers, directors or employees has (a) entered into any agreement with any broker, finder or financial advisor relating to services rendered or to be rendered to South Alabama in connection with the Merger or (b) incurred any liability for any fees, commissions or other transaction-based compensation in connection with the Merger (other than fees to attorneys, auditors and similar professionals).

3.21     Insurance

     Set forth on Schedule 3.21 is an accurate and complete list and a brief description of all policies of insurance, including fidelity and bond insurance, of South Alabama and the South Alabama Subsidiaries. Neither South Alabama nor any of the South Alabama Subsidiaries is in default with respect to the provisions of any such policy or has failed to give notice or to present any claim thereunder in a due and timely fashion. All such policies (a) are sufficient for compliance by South Alabama and the South Alabama Subsidiaries with all requirements of law and all agreements to which South Alabama or any of the South Alabama Subsidiaries is a party, (b) are valid, outstanding and enforceable and (c) will not terminate or lapse prior to the Effective Time without similar policies being obtained that would continue until the Effective Time.

3.22     No Repurchase Agreements

     Except for agreements in the ordinary course of business, neither South Alabama nor any of the South Alabama Subsidiaries is a party to any agreement pursuant to which South Alabama or any of the South Alabama Subsidiaries has purchased securities subject to an agreement to resell, any agreements pursuant to which South Alabama or any of the South Alabama Subsidiaries has sold securities subject to an agreement to repurchase, or any interest rate swap or other similar agreement.

3.23     Loans

     Each of the loans reflected in the Financial Statements of South Alabama as of September 30, 2000, including unfunded portions of outstanding lines of credit and loan commitments, was made in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the Knowledge of South Alabama, in all material respects, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. To the Knowledge of South Alabama, neither the terms of any such loans nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates, in any material respect, any federal, state or local statute, regulation or ordinance.

3.24     Properties

     All real and personal property owned by South Alabama and the South Alabama Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of South Alabama and the South Alabama Subsidiaries in the ordinary course of business consistent with their past practices. South Alabama and the South Alabama Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statements of financial condition included in the most recent audited Financial Statements of South Alabama or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for business and (v) as disclosed in the Financial Statements of South Alabama. All material leases pursuant to which South Alabama and the South Alabama Subsidiaries, as lessees, lease real or personal property, are valid and enforceable in accordance with their respective terms.

3.25     Minute Books

     The minute books of South Alabama and the South Alabama Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and shareholders.

3.26     Disclosures

     None of the representations and warranties of South Alabama, or any of the information or documents furnished or to be furnished by South Alabama or the South Alabama Subsidiaries to BancTrust in connection with the execution and delivery of this Agreement and the consummation of the Merger, is or will be false or misleading in any material respect or contains or will contain any untrue statement of a material fact. Except as set forth on Schedule 3.26 and the other Schedules hereto, to the Knowledge of South Alabama, there is no fact that could materially adversely affect the financial condition, results of operation, business or prospects of South Alabama on a consolidated basis. To the Knowledge of South Alabama, copies of all documents referred to in, and/or provided to BancTrust pursuant to this Article III are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                                    BANCTRUST

     BancTrust represents and warrants to South Alabama as follows:

4.1      Capital Structure of BancTrust

     The authorized capital stock of BancTrust consists of (i) 9,000,000 shares of BancTrust Common Stock, of which 5,148,138 shares are issued and outstanding as of the date hereof, and (ii) 1,000,000 shares of preferred stock, par value $.10 per share, of which no shares are issued or outstanding as of the date hereof. All outstanding shares of BancTrust Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. As of the date hereof, BancTrust had reserved 121,275 shares of BancTrust Common Stock for issuance upon the exercise of options granted under its stock option plans. Except for stock options under the BancTrust Option Plans and the BancTrust Stock Option Agreement annexed hereto as Exhibit B, there are no Rights authorized, issued or outstanding with respect to the capital stock of BancTrust. None of the shares of BancTrust Common Stock has been issued in violation of the preemptive rights of any person.

4.2      Organization, Standing and Authority of BancTrust

     BancTrust is duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust. BancTrust is registered as a bank holding company under the BHCA. BancTrust has previously delivered to South Alabama true and complete copies of the Articles of Incorporation and Bylaws of BancTrust as of the date hereof.

4.3      BancTrust Subsidiaries

     Set forth on Schedule 4.3 hereto is the name and state of incorporation of each of the BancTrust Subsidiaries. Each of the BancTrust Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business. Each of the BancTrust Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the nature or location of such subsidiary's assets or its business makes such qualification necessary, except where the failure to be so qualified or in good standing does not and will not have a material adverse effect on BancTrust and the BancTrust Subsidiaries taken as a whole. The outstanding shares of capital stock of each of the BancTrust Subsidiaries are duly authorized, validly issued, fully paid, and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and are owned, as set forth on Schedule 4.3, free and clear of all liens, claims or encumbrances. There are no outstanding options, warrants, calls, rights, commitments or other agreements of any character obligating any of the BancTrust Subsidiaries to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or acquire any shares of such capital stock. Except for shares of the BancTrust Subsidiaries and securities or other interests taken in consideration of debts previously contracted, neither BancTrust nor any of the BancTrust Subsidiaries owns or has the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture, or other organization.

4.4      Authorized and Effective Agreement

     (a) BancTrust has all requisite corporate power and authority to enter into this Agreement, and (subject to receipt of all necessary governmental approvals and the approval of this Agreement by BancTrust's shareholders) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BancTrust except the approval of this Agreement by BancTrust's shareholders. This Agreement constitutes a legal, valid and binding obligation of BancTrust, enforceable against BancTrust in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by BancTrust with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of BancTrust, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BancTrust pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to BancTrust.

4.5.     Regulatory Reports

     For the five years preceding the date hereof, BancTrust has duly filed with the FRB and the BancTrust Subsidiaries have duly filed with the Superintendent, FDIC and FRB in correct form in all material respects the monthly, quarterly and annual reports and other documents required to be filed with all applicable governmental authorities, and such reports and other documents comply in all material respects with applicable law and regulations. BancTrust has previously delivered, or will make available, to South Alabama complete and accurate copies of all such reports. In connection with the most recent examinations of BancTrust and the BancTrust Subsidiaries by the FRB and the Superintendent, and except as disclosed on Schedule 4.5 hereto, neither BancTrust nor any of the BancTrust Subsidiaries was required to correct or change any action, procedure or proceeding that BancTrust or any of the BancTrust Subsidiaries believes has not been corrected or changed as required as of the date hereof.

4.6      Securities Documents

     BancTrust has previously delivered to South Alabama complete and accurate copies of its Annual Report on Form 10-K and Annual Report to Shareholders for the fiscal year ended December 31, 1999 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2000. BancTrust has timely filed all Securities Documents required by the Securities Laws for the past three years.

4.7      Financial Statements

     The Financial Statements of BancTrust fairly present or will fairly present, as the case may be, the consolidated financial position of BancTrust and the BancTrust Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as stated therein).

4.8      Material Adverse Change

     BancTrust has not suffered any material adverse change in its financial condition, results of operations, business or prospects since the date of the most recent audited Financial Statements, nor are there any circumstances that, to the Knowledge of BancTrust, could reasonably be expected to result in any such material adverse change.

4.9      Absence of Undisclosed Liabilities

     Except as disclosed on Schedule 4.9 hereto, neither BancTrust nor any of the BancTrust Subsidiaries has any liability (contingent or otherwise) that is material to BancTrust or that, when combined with all similar liabilities, would be material to BancTrust, except as disclosed in the Financial Statements of BancTrust and except for liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements, nor are there any such circumstances that, to the knowledge of BancTrust, are reasonably expected to result in any such liability.

4.10     Environmental Matters

     (a) Schedule 4.10 hereto lists all facts, circumstances and events to the Knowledge of BancTrust that relate to any material noncompliance, alleged noncompliance or potential noncompliance by BancTrust or any BancTrust Subsidiary with any Environmental Law or any material liability or potential liability by BancTrust or any BancTrust Subsidiary under any such law.

     (b) Except as contained in Schedule 4.10, BancTrust and the BancTrust Subsidiaries, including the properties owned, leased, managed, controlled or operated by BancTrust and the BancTrust Subsidiaries, are in compliance in all material respects with all Environmental Laws, except for any violation(s) of any Environmental Law that would not, singly or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BancTrust and the BancTrust Subsidiaries taken as a
whole.   Neither  BancTrust  nor  any  BancTrust  Subsidiary  has  received any communication alleging that it is not in such compliance and, to the Knowledge of BancTrust, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (c) Except as contained in Schedule 4.10, to the Knowledge of BancTrust, none of the properties in which BancTrust or any of the BancTrust Subsidiaries holds a security interest is in violation of or liable under any Environmental Law, except any such violations or liabilities that would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust and the BancTrust Subsidiaries taken as a whole. It is acknowledged by the parties to this Agreement that BancTrust has made no additional inquiry in regard to the matters reflected in this Section 4.10(c) as to such properties for the purpose of making the representations and warranties contained herein.

     (d) Except as contained in Schedule 4.10, to the Knowledge of BancTrust, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against BancTrust or any of the BancTrust Subsidiaries or against any person or entity whose liability for any Environmental Claim BancTrust or any of the BancTrust Subsidiaries has or may have been retained or assumed either contractually or by operation of law, except any such that would not have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust and the BancTrust Subsidiaries taken as a whole.

4.11     Allowance for Loan Losses

     The allowance for loan losses reflected on the statements of financial condition included in the Financial Statements of BancTrust is, and in the case of future Financial Statement will be, in the opinion of the management of BancTrust, adequate in all material respects as of the date of the most recent Financial Statements of BancTrust under the requirements of generally accepted accounting principles, to provide for reasonably anticipated losses on outstanding loans net of recoveries and other extensions of credit.

4.12     Tax Matters

     (a) For the past five years, BancTrust and the BancTrust Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. At the Effective Time, neither BancTrust nor any of the BancTrust Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) For the past  five  years,  all  federal,  state  and  local  (and,  if applicable, foreign) tax returns filed by BancTrust and the BancTrust Subsidiaries have been complete and accurate in all material respects. Neither BancTrust nor any of the BancTrust Subsidiaries is delinquent in the payment of any material tax, assessment or tax obligation, and neither BancTrust nor any of the BancTrust Subsidiaries has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof that have not since been filed. No deficiencies for the tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against BancTrust or any of the

BancTrust Subsidiaries that have not been settled and paid. There are currently no agreements in effect with respect to BancTrust or any of the BancTrust Subsidiaries to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation is pending.

4.13     Legal Proceedings; Regulatory Approvals

     Except as disclosed on Schedule 4.13 hereto, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of BancTrust, threatened (or unasserted but considered by BancTrust probable of assertion and that, if asserted, would have a reasonable probability of a material adverse effect) against BancTrust or any of the BancTrust Subsidiaries or against any asset, interest or right of BancTrust or any of the BancTrust Subsidiaries, or against any officer, director or employee of any of them that, if decided adversely, might have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust. To the Knowledge of BancTrust, there are no actual or threatened actions, suits or proceedings that present a claim to restrain or prohibit the Merger or that would prevent BancTrust from obtaining all of the federal and state regulatory approvals contemplated herein.

4.14     Compliance with Laws

     BancTrust and the BancTrust Subsidiaries are in compliance in all material respects with all statutes and regulations applicable and material to the conduct of their respective businesses (except for any violations not material to the financial condition, results of operations, business or prospects of BancTrust). Neither BancTrust nor any of the BancTrust Subsidiaries has received notification from any agency or department of federal, state or local government
(i) asserting a violation or possible violation of any such statute or regulation that would have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting the operations of BancTrust. Neither BancTrust nor any of the BancTrust Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, nor have they received any written communication requesting that any of them enter into any of the foregoing.

4.15     Deposit Insurance

     The deposit accounts of Peoples Bank are insured by the FDIC to the maximum extent permitted by law, and Peoples Bank has paid all premiums and assessments and filed all reports required under the FDIA.

4.16     Obstacles to Tax Treatment

     To the Knowledge of BancTrust, no fact or condition (including BancTrust's record of compliance with the Community Reinvestment Act) exists that may reasonably be expected to prevent or materially impede or delay BancTrust from
(i) obtaining the regulatory approvals and consents required in order to consummate the Merger or (ii) based on consultation with qualified tax advisors, obtaining the tax treatment contemplated by Section 6.1(e) of this Agreement, and, if any such fact or condition becomes known to the executive officers of BancTrust, BancTrust promptly (and in any event within 10 business days after obtaining such knowledge) shall communicate such fact or condition to South Alabama.

4.17     Certain Information

     When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the meeting of shareholders of BancTrust to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by BancTrust relating to BancTrust and the BancTrust Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.18     Employee Benefit Plans

     (a) Appended as Schedule 4.18 hereto is a complete list of all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract and any other incentive, welfare and employee benefit plans and agreements maintained for the benefit of employees or former employees of BancTrust and/or the BancTrust Subsidiaries. BancTrust and the BancTrust Subsidiaries shall make available to South Alabama full and complete copies of all such plans and agreements, together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) Neither BancTrust or any of the BancTrust Subsidiaries nor any pension plan maintained by BancTrust or the BancTrust Subsidiaries and qualified under
Section 401 of the Code has incurred any material liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any pension plan that BancTrust or the BancTrust Subsidiaries maintains for or with respect to any of their employees and that is qualified under Section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to
Section 4007 of ERISA, all of which have been fully paid. To the Knowledge of BancTrust, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither BancTrust nor any of the BancTrust Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, a multiemployer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each "employee pension plan" (as defined in Section 3(2) of ERISA) of BancTrust and/or the BancTrust Subsidiaries that is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. To the Knowledge of BancTrust, no such letter has been revoked or threatened to be revoked, and BancTrust knows of no ground on which such revocation may be based. Neither BancTrust nor any of the BancTrust Subsidiaries has any material liability under any such plan that is not reflected on the balance sheet included in the Financial Statements as of September 30, 2000.

     (e) To the Knowledge of BancTrust, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under
Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by BancTrust or any of the BancTrust Subsidiaries (i) that would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code, or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust.

4.19     Certain Contracts

     (a) Except as disclosed on Schedule 4.19 hereto, at the date hereof, neither BancTrust nor any of the BancTrust Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any material agreement, arrangement or commitment not made in the ordinary course of business, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by BancTrust or the BancTrust Subsidiaries or the guarantee by BancTrust or the BancTrust Subsidiaries of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

     (b) Neither BancTrust nor any of the BancTrust Subsidiaries is in default, which default would have a material adverse effect on BancTrust or the transactions contemplated herein, under any agreement, commitment, arrangement, lease, insurance policy, or other instrument whether entered into the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

4.20     Brokers and Finders

     Except for the retention of Sterne, Agee & Leach, Inc., Birmingham, Alabama, as its financial advisor in connection with the Merger (the "BancTrust Financial Advisor"), neither BancTrust nor any of the BancTrust Subsidiaries nor any of their respective officers, directors or employees has (a) entered into any agreement with any broker, finder or financial advisor relating to services rendered or to be rendered to BancTrust in connection with the Merger or (b) incurred any liability for any fees, commissions or other transaction-based compensation in connection with the Merger (other than fees to attorneys, auditors and similar professionals).

4.21     Insurance

     Set forth on Schedule 4.21 is an accurate and complete list and a brief description of all policies of insurance, including fidelity and bond insurance, of BancTrust and the BancTrust Subsidiaries. Neither BancTrust nor any of the BancTrust Subsidiaries is in default with respect to the provisions of any such policy or has failed to give notice or to present any claim thereunder in a due and timely fashion. All such policies (a) are sufficient for compliance by BancTrust and the BancTrust Subsidiaries with all requirements of law and all agreements to which BancTrust or any of the BancTrust Subsidiaries is a party,
(b) are valid, outstanding and enforceable and (c) will not terminate or lapse prior to the Effective Time without similar policies being obtained that would continue until the Effective Time.

4.22     No Repurchase Agreements

     Except for agreements in the ordinary course of business, neither BancTrust nor any of the BancTrust Subsidiaries is a party to any agreement pursuant to which BancTrust or the BancTrust Subsidiaries has purchased securities subject to an agreement to resell, any agreements pursuant to which BancTrust or the BancTrust Subsidiaries has sold securities subject to an agreement to repurchase, or any interest rate swap or other similar agreement.

4.23    Loans

     Each of the loans reflected in the Financial Statements of BancTrust as of September 30, 2000, including unfunded portions of outstanding lines of credit and loan commitments, was made in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the Knowledge of BancTrust, in all material respects, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. To the Knowledge of BancTrust, neither the terms of any such loans nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates, in a any material respect, any federal, state or local statute, regulation or ordinance.

4.24     Properties

     All real and personal property owned by BancTrust and the BancTrust Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of BancTrust and the BancTrust Subsidiaries in the ordinary course of business consistent with their past practices. BancTrust and the BancTrust Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statements of financial condition included in the most recent audited Financial Statements of BancTrust or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for business and (v) as disclosed in the Financial Statements of BancTrust. All material leases pursuant to which BancTrust and the BancTrust Subsidiaries, as lessees, lease real or personal property, are valid and enforceable in accordance with their respective terms.

4.25     Minute Books

     The minute books of BancTrust and the BancTrust Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and shareholders.

4.26     Disclosures

     None of the representations and warranties of BancTrust, or any of the information or documents furnished or to be furnished by BancTrust or the BancTrust Subsidiaries to South Alabama in connection with the execution and delivery of this Agreement and the consummation of the Merger, is or will be false or misleading in any material respect or contains or will contain any untrue statement of a material fact. Except as set forth on Schedule 4.26 and the other Schedules hereto, to the Knowledge of BancTrust, there is no fact that could materially adversely affect the financial condition, results of operation, business or prospects of BancTrust on a consolidated basis. To the Knowledge of BancTrust, copies of all documents referred to in, and/or provided to South Alabama pursuant to this Article IV are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                    ARTICLE V
                                    COVENANTS

5.1      Shareholder Meeting(s)

     (a) South Alabama and BancTrust shall take all action necessary to properly call and convene meetings of their shareholders as soon as reasonably practicable, including without limitation the preparation of proxy materials for such meetings of shareholders. At both such meetings, this Agreement shall be submitted for shareholder approval.

     (b) Subject to compliance with the legal and fiduciary duties of such directors, and subject further to the receipt by South Alabama and BancTrust of opinions of the South Alabama Financial Advisor and the BancTrust Financial Advisor (as defined in Section 5.2 hereof), dated on or immediately prior to the date of mailing of the Prospectus/Joint Proxy Statement for the meetings of South Alabama and BancTrust shareholders at which this Agreement will be considered and voted upon and not subsequently withdrawn prior to such meeting of shareholders, to the effect that the terms of this Agreement, including the Exchange Ratio, are fair to such shareholders from a financial point of view, the Boards of Directors of South Alabama and BancTrust shall recommend that their respective shareholders approve this Agreement.

5.2      Prospectus/Joint Proxy Statement; Registration Statement

     BancTrust and South Alabama shall cooperate in the timely preparation and filing of the Registration Statement with the Commission, and South Alabama shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the Commission thereunder. The Registration Statement shall include the form of Prospectus/Joint Proxy Statement for the meetings of shareholders of each of BancTrust and South Alabama to be held for the purpose of having such shareholders vote upon approval of this Agreement. BancTrust and South Alabama shall cause the Prospectus/Joint Proxy Statement to be mailed to their shareholders. BancTrust shall furnish to South Alabama the information required to be included in the Registration Statement and any amendments thereto with respect to its business and affairs before it is filed with the Commission and again before any amendment is filed, and shall have the right to review and comment on the form of Prospectus/Joint Proxy Statement included in the Registration Statement and any amendments thereto prior to their filing with the Commission. South Alabama shall take all actions required to qualify or obtain exemptions from such qualification for the Surviving Corporation Common Stock to be issued in connection with the Merger, under applicable state "Blue Sky" laws, as appropriate.

5.3      Applications

     (a) As promptly as practicable after the date hereof, South Alabama shall submit applications for prior approval of the transactions contemplated herein to each federal, state or local government agency, department or body the approval of which is required for consummation of the Merger. BancTrust shall have the right to review and comment on the portions of such applications and amendments that relate directly to it prior to their filing with any regulatory agencies, and South Alabama promptly shall furnish BancTrust with copies after filing of applications with these or any other regulatory agencies. The parties to this Agreement represent and warrant to each other that all information concerning them and their directors, officers and shareholders included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects.

     (b) South Alabama shall use all reasonable efforts to cause the shares of Surviving Corporation Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market.

5.4      Best Efforts

     BancTrust and South Alabama shall each use its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and 5.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest practicable date. Neither BancTrust nor South Alabama shall take, or cause or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement.

5.5      Investigation and Confidentiality

     (a) South Alabama and BancTrust will keep each other advised of all material developments relevant to their respective business and to consummation of the Merger, including any material adverse change or material development that is likely adversely to affect consummation of the Merger. South Alabama and BancTrust each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the Merger; provided, however, that such investigation shall be reasonably related to the Merger, shall not interfere unnecessarily with normal operations, and shall be conducted and completed on as prompt a basis as shall be reasonably possible under the circumstances and, in any event, shall be completed prior to March 1, 2001. BancTrust and South Alabama agree to furnish the other and the other's representatives with such financial data and other information with respect to its business and properties as such other party or its representatives shall from time to time reasonably request. Each party hereto shall, and shall cause its directors, officers, attorneys, and advisors to, maintain the confidentiality of all information obtained which is not otherwise publicly disclosed by the other party, said undertaking with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1 hereof. In the event that the Merger is not consummated, each party, and its officers and representatives, shall return to the other party all such non-public information and all copies thereof whether in written or other tangible form.

     (b) In the event BancTrust or South Alabama becomes aware, as a result of an investigation pursuant to Section 5.5(a) above, of a breach of any representation or warranty made by the other party, which represents, or is reasonably likely to represent, a material breach of any representation or warranty of the other party or is reasonably likely to have a material adverse effect on the Surviving Corporation, BancTrust or South Alabama shall give the party committing the breach written notice of such breach not later than 30 days after discovery thereof. No investigation pursuant to Section 5.5(a) above or notice of a breach hereunder by South Alabama or BancTrust shall affect the termination rights of such party under Section 7.1 of this Agreement or the representations and warranties of the other party, and subject to Section 7.3 of this Agreement, each such representation and warranty shall survive any such investigation and notice.

5.6      Disclosure Supplements

     From time to time prior to the Effective Time, South Alabama and BancTrust shall promptly (i) furnish each other copies of all Financial Statements as and when they become available, and (ii) supplement or amend any materials disclosed and delivered to the other party pursuant to this Agreement with respect to any matter hereafter arising that, if existing, occurring or known at the date of this

Agreement, would have been required to be set forth or described in materials disclosed herein or on schedules hereto or that is necessary to correct any untrue representation or warranty or information in such materials that has been rendered materially inaccurate thereby. No supplement or amendment to such materials shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VI or compliance with the covenants set forth in Section 5.8 hereof.

5.7      Press Releases

     BancTrust and South Alabama shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure that its counsel deems necessary.

5.8      Forbearance of South Alabama and BancTrust

     Except with the prior written consent of the other party, which consent shall not be unreasonably withheld, or as expressly contemplated herein, between the date hereof and the Effective Time, neither BancTrust nor South Alabama shall:

          (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or established (including the acquisition of capital assets exceeding $100,000 in amount, either individually or in the aggregate, or in the case of related acquisitions, except in connection with realizing on collateral), or acquire any new subsidiary or cause to permit any subsidiary to engage in any new activity or materially expand any existing activities;

          (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock except for the payment of its regular dividend;

          (c) issue, sell or otherwise dispose of any shares of its capital stock, except pursuant to the exercise of currently outstanding options;

          (d) purchase, redeem, retire or otherwise acquire or hypothecate, pledge or otherwise encumber any shares of its capital stock;

          (e)   issue,   grant  or   authorize   any   Rights  or   effect   any
     recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (f) except as set forth on Schedule 5.8(f) hereto, purchase or otherwise acquire, or sell, encumber, or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies.

          (g) except as set forth on Schedule 5.8(g) hereto, engage in any transaction or agreement with any officer, director or greater than 5% shareholder or any affiliate of any such officer, director or shareholder;

          (h) amend its Articles of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by South Alabama or BancTrust of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or comprise any material debt or claim other than in the ordinary course of its business;

          (i) fail to comply in any material respect with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business except where South Alabama or BancTrust is in good faith contesting the validity of any of the foregoing; or where the failure to so comply will not have a material adverse effect on the financial condition, results of operations, business or prospects of South Alabama or BancTrust;

          (j) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, or, except as required by applicable law or regulation, renew, amend or modify any such arrangement or plan now in existence;

          (k) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, South Alabama or BancTrust or any business combination with South Alabama or BancTrust other than as contemplated by this Agreement (except as may be required if the directors of South Alabama or BancTrust receive reasoned advice of their legal counsel based on which such directors conclude that the failure to furnish such information or participate in such negotiations or discussions would constitute a breach of the directors' fiduciary or legal obligations); or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify the other party immediately if any such inquiries or proposals are received by, any such information is required from, or any such negotiations or discussions are sought to be initiated with, South Alabama or BancTrust (South Alabama or BancTrust shall provide the other party with reasonable detail as to the identity of any person or entity from whom such inquiries or proposals are received and the terms of the transaction discussed or proposed);

          (l) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, other than agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument relating to the borrowing of money by South Alabama or BancTrust or guarantee by South Alabama or BancTrust of any such obligation, except in the ordinary course of business consistent with past practice and except for drawing on currently existing lines of credit,
     (iii) any agreement, arrangement or commitment relating to the employment of, or severance of, a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee, or (iv) any contract, agreement or understanding with a labor union;

          (m) change its lending, investment or asset liability management policies in any material respect except as may be required by applicable law;

          (n) change its method of accounting in effect at December 31, 1999, except as required by changes in regulation or generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1999, except as required by changes in law or regulation;

          (o) agree to do any of the foregoing; or

          (p) permit any of its Subsidiaries to agree to take or authorize any of the foregoing actions.

5.9      Affiliates

     After execution of this Agreement, South Alabama and BancTrust shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of South Alabama and BancTrust within the meaning of Rule 405 under the Securities Act. Each party shall use its respective best efforts to cause to be delivered to the other from each person so identified not later than thirty (30) days prior to the Closing Date, a written letter agreement, in the forms as set forth in Exhibits F and G hereto, regarding restrictions on resale of shares of South Alabama, BancTrust and Surviving Corporation Common Stock, to ensure compliance with applicable restrictions imposed under the federal securities laws and generally accepted accounting principles for pooling of interests accounting treatment, and prior to the Effective Time each of the parties shall use its best efforts to secure such written letter agreement from any other person who becomes an affiliate of it. Neither party shall take any action which would prevent the Merger and the other transactions contemplated hereby from (A) qualifying for accounting treatment as a pooling of interests or
(B) qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, provided that nothing hereunder shall limit the ability of either party to exercise its rights under the Stock Option Agreement.

5.10     Employee Benefits

     BancTrust and South Alabama agree that as to employee benefit plans as defined in ERISA ("Benefit Plans") of BancTrust and the BancTrust Subsidiaries (the "BancTrust Benefit Plans") and South Alabama and the South Alabama Subsidiaries (the "South Alabama Benefit Plans"), the parties shall negotiate in good faith to formulate prior to the Effective Time, or within a reasonable time thereafter, Benefit Plans for the Surviving Corporation and its Subsidiaries, with respect to employees who were covered by the BancTrust Benefit Plans and the South Alabama Benefit Plans, that provide benefits for services after the Effective Time on a basis that does not discriminate between employees who were covered by the BancTrust Benefit Plans and employees who were covered by the South Alabama Benefit Plans.

5.11     Stock Option Agreements

     As of the date hereof, South Alabama has executed and delivered to BancTrust the South Alabama Stock Option Agreement annexed hereto as Exhibit A and BancTrust has executed and delivered to South Alabama the BancTrust Stock Option Agreement annexed hereto as Exhibit B.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent -- All Parties

     The respective obligations of the parties to this Agreement to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) All  corporate  action  necessary to authorize  the  execution and delivery of this Agreement and consummation of the transactions contemplated hereby, including without limitation the approval of this Agreement by the requisite vote by the shareholders of South Alabama and BancTrust, shall have been duly and validly taken.

          (b) All approvals of the transactions contemplated hereby from any state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received (subject to no conditions that in the reasonable judgment of

     BancTrust and South Alabama would have a material adverse effect on the condition (financial or other), business operations, assets or prospects of, or would materially impair the value of, BancTrust or South Alabama), all notice periods and waiting periods required after the granting of any such approvals shall have passed and all such approvals shall be in effect, and at the Closing Date neither BancTrust nor South Alabama shall be subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment.

          (c) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and South Alabama shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary for consummation of the Merger, and no proceedings shall be pending or to the knowledge of South Alabama threatened by the Commission or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement or any state permit or authorization.

          (d) Neither BancTrust nor South Alabama shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the Merger.

          (e) BancTrust and South Alabama shall have received an opinion of Hand Arendall, L.L.C., Mobile, Alabama, dated as of the Closing Date, subject to customary qualifications and assumptions and reliance on certificates of executive officers of South Alabama and BancTrust to the effect that, for federal income tax purposes:

               (i) The Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

               (ii) No gain or loss will be recognized by BancTrust or South Alabama by reason of the Merger;

               (iii) No gain or loss will be recognized by any shareholder of BancTrust to the extent that such shareholder exchanges his or her shares of BancTrust Common Stock solely for shares of Surviving Corporation Common Stock in the Merger;

               (iv) The basis of the Surviving Corporation Common Stock received by a shareholder of BancTrust who exchanges BancTrust Common Stock solely for Surviving Corporation Common Stock in the Merger will be the same as the basis of the BancTrust Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Surviving Corporation Common Stock);

               (v) The holding period of the Surviving Corporation Common Stock received by a shareholder of BancTrust in the Merger will include the holding period of the BancTrust Common Stock surrendered in exchange therefor (provided that such shares of BancTrust Common Stock were held as a capital asset by such shareholder at the Effective Time); and

               (vi) Cash received by a BancTrust shareholder in lieu of a fractional share interest of Surviving Corporation Common Stock as part of the Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Surviving Corporation Common Stock that such shareholder would otherwise be entitled to receive.

          (f) South Alabama and BancTrust shall have received the written agreements from "affiliates" of BancTrust and South Alabama as specified in
     Section 5.9 hereof.

          (g) To the extent that any material contract, arrangement or lease to which BancTrust or any of the BancTrust Subsidiaries, on the one hand, or South Alabama or any of the South Alabama Subsidiaries, on the other hand, is a party shall require the consent of any other person to the Merger, such consent shall be obtained.

          (h) The holders of not more than 10% of the South Alabama Common Stock or 10% of the BancTrust Common Stock outstanding immediately prior to the Closing Date shall not have filed with South Alabama or BancTrust, respectively, proper demand for appraisal of and payment for their shares pursuant to applicable law, unless such demands have been duly withdrawn.

          (i) The shares of Surviving Corporation Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq SmallCap Market or the Nasdaq National Market, subject to official notice of issuance.

          (j) South Alabama and BancTrust shall have received an opinion from Pricewaterhouse Coopers LLP to the effect that the Merger shall qualify for accounting treatment as a pooling of interests.

6.2      Conditions Precedent -- South Alabama

     The obligations of South Alabama to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by South Alabama pursuant to Section 7.4 hereof:

          (a) South Alabama shall have completed to its satisfaction its due diligence investigation of BancTrust pursuant to Section 5.5(a) hereof, and the Board of Directors of South Alabama shall not have made a formal determination prior to March 1, 2001, that, in its best judgment, based on the results of such due diligence review, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interests of South Alabama's shareholders.

          (b) The  representations  and  warranties  of  BancTrust  set forth in
     Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty that specifically relates to an earlier date), except as otherwise contemplated by this Agreement and except for changes, none of which individually or in the aggregate has materially and adversely affected the condition (financial or other), business operations, assets or prospects of BancTrust.

          (c) BancTrust shall have in all material respects performed all material obligations and complied with all material covenants required to be performed by it on or prior to the Closing Date.

          (d) Between the date of this Agreement and the Effective Time, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, businesses or operations of BancTrust and the BancTrust Subsidiaries taken as a whole, other than any such change attributable to or resulting from any change in general economic conditions, law, regulation or generally accepted accounting principles that impair both BancTrust and South Alabama in a substantially similar manner.

          (e) BancTrust shall have delivered to South Alabama certificates, dated as of the Closing Date and signed by its Chairman, to the effect that the conditions set forth in Sections 6.1(a), 6.1(d), 6.1(g), 6.2(c) and 6.2(e), to the extent applicable to BancTrust, have been satisfied.

          (f) South Alabama shall have received an opinion from Gamble, Gamble & Calame, L.L.C., Selma, Alabama, dated as of the Closing Date, covering the matters set forth in Exhibit H hereto. Such opinion may rely upon an opinion from Kutak Rock LLP, Washington, D.C., as to matters of federal law.

          (g) South Alabama shall have received an opinion from the South Alabama Financial Advisor, dated on or immediately prior to the date of the mailing of the Prospectus/Joint Proxy Statement, and not subsequently withdrawn at or prior to the Closing Date, to the effect that the terms of this Agreement, including the Exchange Ratio, are fair to South Alabama's shareholders from a financial point of view.

6.3      Conditions Precedent -- BancTrust

     The obligations of BancTrust to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by BancTrust pursuant to Section 7.4 hereof:

          (a) BancTrust shall have completed to its satisfaction its due diligence investigation of South Alabama pursuant to Section 5.5(a) hereof, and the Board of Directors of BancTrust shall not have made a formal determination prior to March 1, 2001, that, in its best judgment, based on the results of such due diligence review, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interests of BancTrust's shareholders.

          (b) The  representations  and warranties of South Alabama set forth in
     Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement and except for changes, none of which individually or in the aggregate has materially and adversely affected the condition (financial or other), business operations, assets or prospects of South Alabama.

          (c) South Alabama shall have in all material respects performed all material obligations and complied with all material covenants required to be performed by it on or prior to the Closing Date.

          (d) Between the date of this Agreement and the Effective Time, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, businesses or operations of South Alabama and the South Alabama Subsidiaries taken as a whole, other than any such change attributable to or resulting from any change in general economic conditions, law, regulation or generally accepted accounting principles that impair both BancTrust and South Alabama in a substantially similar manner.

          (e) South Alabama shall have delivered to BancTrust a certificate, dated as of the Closing Date and signed by its President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(d), 6.1(g), 6.3(b), 6.3(c) and 6.3(e), to the extent applicable to South Alabama, have been satisfied.

          (f) BancTrust shall have received an opinion from Hand Arendall, L.L.C., Mobile, Alabama, dated as of the Closing Date, covering the matters set forth in Exhibit I hereto.

          (g) BancTrust shall have received an opinion from the BancTrust Financial Advisor, dated on or immediately prior to the date of the mailing of the Prospectus/Joint Proxy Statement, and not subsequently withdrawn at or prior to the Closing Date, to the effect that the terms of this Agreement, including the Exchange Ratio, are fair to BancTrust's shareholders from a financial point of view.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

     This Agreement may be terminated by action of the Board of Directors of the applicable party or parties:

          (a) at any time on or prior to the Closing Date, by the mutual consent in writing of the parties hereto;

          (b) at any time on or prior to the Closing Date, by BancTrust in writing if South Alabama has, or by South Alabama in writing if BancTrust has, in any material respect, breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which breach materially and adversely affects the financial condition, results of operations, business or prospects of South Alabama or BancTrust, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach (which notice must be given not later than 30 days after discovery of such breach) or the Closing Date;

          (c) on the Closing Date, by either BancTrust or South Alabama in writing, if any of the conditions precedent to the obligations of such party to consummate the transactions contemplated hereby have not been satisfied or fulfilled, provided that the terminating party is not then in material breach hereunder;

          (d) at any time, by either BancTrust or South Alabama in writing, if any of the applications for prior approval referred to in Section 5.4 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement that, in the reasonable opinion of BancTrust or South Alabama, would so materially adversely affect the business or economic benefits of the Merger as to render consummation of the Merger inadvisable or unduly burdensome, and the time period for appeals and requests for reconsideration has run;

          (e) at any time, by either BancTrust or South Alabama in writing, if the shareholders of South Alabama or BancTrust do not approve this Agreement by a vote taken thereon at a meeting duly called for such purpose;

          (f) by either BancTrust or South Alabama in writing, if the Closing Date has not occurred within nine (9) months from the date of this Agreement; provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated within such nine-month period; and

          (g) at any time, by either BancTrust or South Alabama in writing, if it determines in good faith that any condition precedent to its obligations to consummate the transactions contemplated hereby are or would be impossible to satisfy.

7.2      Effect of Termination

     In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (a) the provisions relating to confidentiality and expenses set forth in Sections 5.6 and 8.1, respectively, shall survive any such termination and (b) a termination pursuant to Section 7.l(c) shall not relieve the breaching party from liability for an uncured willful breach of the covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Termination of Representations, Warranties and Covenants

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto, including any rights arising out of the breach of such representations, warranties and covenants, shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BancTrust or South Alabama (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BancTrust or South Alabama, the aforesaid representations, warranties and covenants being material inducements to consummation by the parties hereto of the transactions contemplated herein.

7.4      Waiver

     Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of South Alabama and BancTrust) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any other document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations or (iii) the performance by the other party of any of its obligations set out herein or therein; provided, however, that no such waiver or amendment or supplement pursuant to Section 7.5 hereof executed after approval of this Agreement by the shareholders of BancTrust shall reduce, without the requisite approval of the shareholders of BancTrust, either the number of shares of Surviving Corporation Common Stock into which each share of BancTrust Common Stock shall be converted in the Merger or the payment terms for fractional interests. Nothing in this Section 7.4 will permit any party to waive any required regulatory approvals or other conditions that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

7.5      Amendment or Supplement

     This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by the respective Boards of Directors of the parties hereto.

                                  ARTICLE VIII
                         CERTAIN POST-MERGER AGREEMENTS

8.1      Registration of Stock Underlying BancTrust Stock Options

     In  order  to  permit  the  exercise  of  options  to  purchase   Surviving
Corporation Common Stock which were originally granted under the BancTrust Option Plans and are to be substituted and assumed by the Surviving Corporation, at and after the Effective Time, South Alabama shall take all such actions as may be necessary or appropriate in order to carry out fully the provisions of
Section 2.9 hereof.

8.2      Reports to the Commission

     Subject to Section 8.6 herein, the Surviving Corporation shall continue to file all reports and data with the Commission necessary to permit shareholders of BancTrust and South Alabama who may be deemed affiliates of BancTrust or South Alabama within the meaning of Rule 405 under the Securities Act to sell Surviving Corporation Common Stock held or received by them in connection with the Merger pursuant to Rules 144 and 145 under such Act if they would otherwise be so entitled. After the Effective Time, the Surviving Corporation will file with the Commission all reports, statements and other materials required by the federal securities laws on a timely basis.

8.3      Insurance

     For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by BancTrust and the BancTrust Subsidiaries (provided that the Surviving Corporation may substitute therefor policies from financially capable insurers of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous, or in the event such coverage is provided through the Surviving Corporation's insurer it may be on terms and conditions (other than coverage and amounts) consistent with the Surviving Corporation's coverage) with respect to claims arising from facts or events which occurred before the Effective Time. Following consummation of the Merger, the directors and officers of South Alabama and the South Alabama Subsidiaries shall be covered by the directors' and officers' liability insurance maintained by the Surviving Corporation and its Subsidiaries.

8.4      Directors and Initial Executive Officers of Surviving Corporation

     (a) At the Effective Time, the Initial Directors of the Surviving Corporation shall be fixed at twenty-four (24) directors, one-half of whom shall be selected by the Board of Directors of BancTrust and one-half of whom shall be selected by the Board of Directors of South Alabama, in each case prior to the Effective Time. As soon as practicable, the Boards of Directors of BancTrust and South Alabama shall each select those persons it is to select who are to serve on the Board of Directors of the Surviving Corporation. South Alabama and its Board of Directors shall take all necessary corporate action prior to the Effective Time to effectuate this agreement of the parties including the election of the designated persons as directors of the Surviving Corporation, effective at the Effective Time.

     (b) At the Effective Time, the initial executive officers of the Surviving Corporation shall be Richard P. Morthland, Chairman of the Board and Co-Chief Executive Officer; W. Bibb Lamar, Jr., President and Co-Chief Executive Officer; Elam P. Holley, Jr., Vice-Chairman of the Board of Directors and Chief Operating Officer; and J. Stephen Nelson, Vice-Chairman of the Board of Directors and Chairman of the Executive Committee (collectively, the "Initial Executive Officers"). The Board of Directors of the Surviving Corporation may appoint such additional executive officers as it may deem appropriate.

     (c) It is currently anticipated that two years subsequent to the Effective Time, Richard P. Morthland shall continue as Chairman of the Board of Directors of the Surviving Corporation and W. Bibb Lamar, Jr. shall assume the sole responsibilities of President and Chief Executive Officer of the Surviving Corporation.

8.5      Agreement for Continuing Directors and Actions of Surviving Corporation

     (a) It is the intention of BancTrust and South Alabama, and their respective Boards of Directors, that until at least the second anniversary of the Effective Time, the Board of Directors of the Surviving Corporation shall consist of an equal number of persons serving on or representing the Boards of Directors of BancTrust and South Alabama, respectively, prior to the Effective Time. In this regard, if any Initial Director (or successor thereto) does not continue to serve as a director of the Surviving Corporation for any reason whatsoever during such two-year period (a "Departing Director"), his/her successor will be the person recommended (i) in the case of a Departing Director who either was a director of BancTrust prior to the Effective Time or was a successor to such a director, by the majority of remaining directors of the Surviving Corporation who prior to the Effective Time served as directors of BancTrust and, if applicable, any successors to those BancTrust directors, or
(ii) in the case of a Departing Director who either was a director of South Alabama prior to the Effective Time or was a successor to such a director, by the majority of remaining directors of the Surviving Corporation who prior to the Effective Time served as directors of South Alabama and, if applicable, any successors to those directors. South Alabama and the Surviving Corporation shall take all necessary corporate action, whether prior or subsequent to the Effective Time, to effectuate this agreement of the parties. After the Effective Time, the Surviving Corporation's Board of Directors will nominate, support the solicitation of proxies in favor of, and otherwise actively use its best efforts to secure the election of directors on a basis consistent with the foregoing, it being understood and agreed that the election of directors shall be subject to a vote of the shareholders of the Surviving Corporation.

     (b) For a period of two (2) years following the Effective Time, a vote of two-thirds (2/3) of the entire Board of Directors of the Surviving Corporation shall be necessary to approve (i) any amendment to the Articles of Incorporation or Bylaws of the Surviving Corporation, (ii) any merger, acquisition, sale of substantially all of its assets or other extraordinary corporate transaction involving the Surviving Corporation or any significant financial institution subsidiary of the Surviving Corporation, or (iii) the dismissal or replacement of any of the Initial Executive Officers. South Alabama and the Surviving
Corporation shall take all necessary corporate action, whether prior or subsequent to the Effective Time, to effectuate this agreement of the parties. Notwithstanding anything to the contrary herein, amendment to the Articles of Incorporation or Bylaws of the Surviving Corporation specifically provided for or contemplated in this Agreement shall require the vote of directors as set forth in the Surviving Corporation's Articles of Incorporation or Bylaws.

8.6      Other Agreements for Continuing Corporate Governance

     BancTrust and South Alabama, their respective Boards of Directors, and the Surviving Corporation's Board of Directors agree to take all corporate action, whether prior or subsequent to the Effective Time, to effectuate the following actions:

     (a) For a period of at least two (2) years following the Effective Time, the Board of Directors of the Surviving Corporation shall have an Executive Committee of not less than eight (8) persons and such other committees as the Board shall establish in accordance with the ABCA and the Surviving Corporation's Articles of Incorporation and Bylaws. The number of persons to serve on the Executive Committee shall be set at ten (10) persons as of the Effective Time. The initial members of the Executive Committee shall be: J. Stephen Nelson (Chairman), W. Bibb Lamar, Jr., Richard P. Morthland, Elam P. Holley, Jr., three (3) directors to be chosen by BancTrust prior to the Effective Time, and three (3) directors to be chosen by South Alabama prior to the Effective Time. In no event shall more than four (4) members of the Executive Committee be employees of BancTrust, South Alabama, the Surviving Corporation and their respective Subsidiaries. The Executive Committee shall act by majority vote to carry out the policies, plans, practices and directions previously approved by the Board of Directors and to otherwise enable the Surviving Corporation to conduct its business in the normal and regular course consistent with the Surviving Corporation's current policies, plans, practices and directions. The Executive Committee shall be responsible for setting compensation for senior executive officers, budgeting, strategic planning and the resolution of any dispute between the Surviving Corporation's Co-Chief Executive Officers.

     (b) For a period of at least two (2) years following the Effective Time, the Executive Committee shall consist of an even number of members, one-half (1/2) of which shall consist of directors who served as directors of BancTrust prior to the Effective Time (or their successors) and one-half (1/2) shall consist of directors who served as directors of South Alabama prior to the Effective Time (or their successors).

     (c) Prior to the Effective Time, BancTrust and South Alabama shall reasonably agree as to the initial members of each other committee of the Board of Directors of the Surviving Corporation. Each of such committees shall have at the Effective Time and for two (2) years thereafter at least one member who served as a director of BancTrust prior to the Effective Time (or their successors) and at least one member who served as a director of South Alabama prior to the Effective Time (or their successors).

     (d) All South Alabama Subsidiaries that are commercial banks shall be merged with and into Peoples Bank, Selma, Alabama, with Peoples Bank as the surviving corporation, as soon as practicable after the Effective Time, taking into account required regulatory approvals, operational issues, and other relevant factors.

8.7      Survival of Certain Post-Merger Agreements

     Those provisions of Section 8.5 and 8.6 hereof intended to survive the Effective Time shall survive and remain in effect until the anniversary dates of the Effective Date set forth therein, terminating thereafter; provided, however, that prior to such anniversary dates, such post-merger agreements may be amended by a vote of two-thirds (2/3) of the entire Board of Directors of the Surviving Corporation.

8.8      Publication of Combined Results

     The Surviving Corporation shall publish financial results of combined operations of South Alabama and BancTrust, as contemplated by and in accordance with the terms of Commission

     Accounting Series Release Nos. 130 and 135, no later than forty-five (45) days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-Merger combined operations.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      Expenses

     Each party hereto shall be responsible for all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, except that the costs of printing and mailing the Prospectus/Joint Proxy Statement shall be shared equally by the parties. If either BancTrust or South Alabama willfully breaches its obligations under this Agreement, or willfully fails to satisfy a condition precedent to the closing of the Merger, such party shall be liable to the other for all of its out-of-pocket expenses, in addition to all other rights and remedies such other party may have.

9.2      Entire Agreement

     This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

9.3      No Assignment

     Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

9.4      Notices

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to BancTrust:

                  The Peoples BancTrust Company, Inc.
                  310 Broad Street
                  Selma, Alabama 36701
                  Attention: Richard P. Morthland, Chairman of the Board

         With copies to:

                  Gamble, Gamble & Calame, L.L.C.
                  807 Selma Avenue
                  Selma, Alabama 36701
                  Attention:  Harry W. Gamble, Jr., Esq.

                  and:

                  Kutak Rock LLP
                  1101 Connecticut Avenue, N.W., Suite 1000
                  Washington, D.C. 20036
                  Attention:  Edward B. Crosland, Jr., Esq.

         If to South Alabama:

                  South Alabama Bancorporation, Inc.
                  P.O. Box 3067 (36652)
                  100 St. Joseph Street
                  Mobile, Alabama 36602
                  Attention: W. Bibb Lamar, Jr., President

         With a copy to:

                  Hand Arendall, L.L.C.
                  P.O. Box 123 (36601)
                  3000 AmSouth Building
                  107 St. Francis Street
                  Mobile, Alabama 36602

                  Attention: R. Preston Bolt, Jr., Esq.

9.5      Captions

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

9.6      Counterparts

     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

9.7      Governing Law

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed within such jurisdiction.

9.8      Severability

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to the unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.9      Enforcement of Agreement

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

Attest:                                     THE PEOPLES BANCTRUST COMPANY, INC.


/s/ M. Scott Patterson                      By: /s/ Richard P. Morthland
-------------------------------              ---------------------------------
                                               Richard P. Morthland, Chairman





Attest:                                     SOUTH ALABAMA BANCORPORATION, INC.


/s/ F. Michael Johnson                      By: /s/ W. Bibb Lamar, Jr.
-------------------------------                ---------------------------------
                                               W. Bibb Lamar, Jr., President

                                                                       EXHIBIT A


                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT, dated as of January 17, 2001, is by and between South Alabama Bancorporation, Inc., an Alabama business corporation ("South Alabama"), and The Peoples BancTrust Company, Inc., an Alabama business corporation ("BancTrust").

     WHEREAS, South Alabama and BancTrust have entered into an Agreement and Plan of Merger dated of even date hereof (the "Merger Agreement") regarding the merger of BancTrust with and into South Alabama, which shall be the surviving corporation and change its name to "The Peoples BancTrust Company, Inc."; and

     WHEREAS, in order to induce BancTrust to enter into the Merger Agreement, South Alabama has agreed to grant the Stock Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

     1. Grant of Stock Option. Subject to the terms and conditions set forth herein, South Alabama hereby irrevocably grants to BancTrust an option (the "Stock Option") to purchase up to 1,696,782 shares of South Alabama common stock, par value $.01 per share (the "Common Stock"), at a cash purchase price of $8.625 per share (the "Exercise Price").

     2. Exercise of Stock Option.

     (a) Subject to the receipt of all necessary approvals required by, and the expiration or termination of any applicable waiting period under, any federal or state statutes regulating or governing the acquisition or change in control of banks (the "Bank Regulatory Acts"), the Stock Option, subject to Section 2(b) below, may be exercised by BancTrust or its permitted assignee, in whole or in part, at any time or from time to time, on or before the termination of this Stock Option Agreement (the "Termination Date"). The Termination Date shall be the earliest to occur of the following:

          (i) the Effective Time (as defined in the Merger Agreement);

          (ii) eighteen (18) months after the first occurrence of an Initial Triggering Event (as hereinafter defined); or

          (iii) the date of termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Initial Triggering Event.

     In the event BancTrust wishes to exercise the Stock Option, BancTrust shall send a written notice to South Alabama specifying the total number of shares it will purchase and a place and date not later than 10 business days from the date such notice is given for the closing of such purchase.

     (b) BancTrust may exercise the Stock Option, in whole or part, if, but only if, an Initial Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of the Termination Date; provided that BancTrust shall have sent the written notice of such exercise (as provided in subsection (a) of this Section 2).

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     (c) The term  "Initial  Triggering  Event" shall mean any of the  following events or transactions occurring after the date hereof:

          (i) South Alabama, without having received BancTrust's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than BancTrust, or the Board of Directors of South Alabama shall have recommended that the shareholders of South Alabama approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving South Alabama; (y) a purchase, lease or other acquisition of all or substantially all of the assets of South Alabama; or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of South Alabama;

          (ii) Any person other than BancTrust or the current holders of the Common Stock shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) Any person other than BancTrust shall have made a bona fide proposal to South Alabama or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

          (iv) Any person other than BancTrust, other than in connection with a transaction to which BancTrust has given its prior written consent, shall have filed an application or notice with the Board of Governors of the
     Federal Reserve System, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (d) South Alabama shall notify BancTrust promptly in writing of the occurrence of any Initial Triggering Event, it being understood that the giving of such notice by South Alabama shall not be a condition to the right of BancTrust to exercise the Stock Option.

     3. Payment and Delivery of Certificate(s). At any closing hereunder, BancTrust or its permitted assignee shall make payment to South Alabama of the aggregate Exercise Price for the shares of Common Stock so purchased by certified or official bank check or wire transfer of same day funds to an account specified by South Alabama, and South Alabama shall deliver to BancTrust or its permitted assignee a certificate or certificates in form satisfactory to BancTrust representing the number of shares of Common Stock being purchased in the denominations designated by BancTrust in its notice of exercise.

     4. Representations and Warranties of South Alabama. South Alabama hereby represents and warrants to BancTrust as follows:

          (a) Due Authorization. This Stock Option Agreement has been duly authorized by all necessary corporate action on the part of South Alabama and has been duly executed by a duly authorized officer of South Alabama, and constitutes a valid and binding obligation of South Alabama, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally,

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

     and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) Due Organization. South Alabama is a corporation duly organized, validly existing and in good standing under the laws of Alabama and has the requisite corporate power to enter into and perform this Stock Option Agreement.

          (c) Stock Option Shares. Except for any required regulatory filing, South Alabama has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will keep reserved for issuance upon exercise of the Stock Option, 1,696,782 shares of Common Stock, all of which, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all charges, claims, liens, encumbrances, security interests or rights of others, including any preemptive rights.

          (d) No Conflicts. Subject to Section 2(b) hereof, neither the execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of South Alabama or of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to South Alabama.

     5. Representations and Warranties of BancTrust. BancTrust hereby represents and warrants to South Alabama as follows:

          (a) Distribution. None of the shares of Common Stock acquired upon exercise of the Stock Option will be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

          (b) No Conflicts. Neither the execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of BancTrust or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to BancTrust.

     6. Bank Regulatory Acts. South Alabama and BancTrust will each, timely and promptly after the exercise hereof, make all filings required under each of the Bank Regulatory Acts and use their best efforts to cause the receipt of all required approvals and the satisfaction or termination of all waiting periods under the Bank Regulatory Acts applicable to the exercise of the Stock Option. South Alabama and BancTrust will furnish to each other such necessary information and reasonable assistance as may be requested in connection with the respective preparation of necessary filings or submissions to any governmental agency including, without limitation, any filings necessary under the provisions of any of the Bank Regulatory Acts. South Alabama and BancTrust will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between either of them or their respective representatives and any governmental agency or authority or members of their respective staffs with respect to this Stock Option Agreement or the transactions contemplated hereby.

     7. Cancellation Payment. In the event that any person or entity other than BancTrust or any affiliate of BancTrust (as such term is defined in Rule 13e-3 promulgated under the 1934 Act) (a) consummates a tender offer, as determined by the precedent construing Sections 14(c) and 14(d) of the 1934 Act, for more than 20% and not more than 25% of the outstanding shares of South Alabama, (b)

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

commences a tender offer for 25% or more of the outstanding shares of South Alabama, or (c) enters into any agreement with South Alabama to engage in an Acquisition Transaction in which the Common Stock would be convertible into or exchangeable for securities or assets of another entity or cash, BancTrust, at its election and subject to any required regulatory approvals, shall be entitled to receive, in consideration for the cancellation of the Stock Option, an amount in cash (the "Cancellation Payment") equal to (i) the excess, if any of (A) the highest price or consideration paid by such third party for any shares so acquired less (B) the Exercise Price, multiplied by (ii) 1,696,782 shares, less the number of shares (if any) that have previously been purchased upon exercise of the Stock Option, or, at the option of BancTrust, such lesser amount, if any, as may be paid by South Alabama without being required to obtain any prior regulatory approval from or to make any filing with the regulatory agency with respect to South Alabama's purchase of its equity securities. The Cancellation Payment shall be made within three (3) business days of BancTrust's election to receive the Cancellation Payment by certified or official bank check or wire transfer of same day funds to such account as BancTrust shall designate.

     8. Adjustment Upon Changes in Capitalization, Merger, Etc. In the event of any change in the shares of Common Stock occurring on or after the date hereof, by reason of stock dividends, stock splits, mergers, recapitalization, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject to the Stock Option, the Exercise Price per share and the Cancellation Payment shall be appropriately adjusted.

     9. Legend. Certificates for the shares of Common Stock delivered at the closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder thereof and South Alabama Bancorporation, Inc., a copy of which agreement is on file at the principal office of South Alabama
         Bancorporation, Inc. and to resale restrictions imposed by the Securities Act of 1933. A copy of such agreement will be provided to the holder without charge upon receipt by South Alabama Bancorporation, Inc. of a written request."

     In addition, such certificates shall bear any other legend as may be required by law.

     10. Assignment. Neither of the parties hereto may assign, pledge or convey any of its rights or obligations under this Stock Option Agreement or the Stock Option created hereunder to any other person or entity, without the express written consent of the other party, provided, however, that BancTrust's rights and obligations under this Stock Option Agreement and the Stock Option created hereunder shall be automatically transferred to any corporation succeeding to the rights and obligations of BancTrust under the Merger Agreement.

     11. Remedies. BancTrust, on the one hand, and South Alabama, on the other hand, each acknowledges and agrees that the other would be irreparably damaged in the event any of the provisions of this Stock Option Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress the breaches of this Stock Option Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Stock Option Agreement, the prevailing party shall be entitled to recover from the other party, in addition to other relief, the prevailing party's reasonable attorneys' fees for services before trial, on trial and on any appeal therefrom.

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

     12. Miscellaneous.

     (a) Effect and  Assignment  of  Agreement.  Subject  to the  provisions  of
Section 10 hereof, this Stock Option Agreement shall be binding upon and enforceable by and against the parties hereto and their respective successors and assigns.

     (b) Amendments. This Stock Option Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written amendment executed by the parties.

     (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, by mail (registered or certified mail, postage prepaid, return receipt requested), or by courier or overnight carrier, to the respective parties as follows:

         If to South Alabama:

                  South Alabama Bancorporation, Inc.
                  P.O. Box 3067 (36652)
                  100 St. Joseph Street
                  Mobile, Alabama  36602

                  Attention:  W. Bibb Lamar, Jr.,
                                President

         with a copy to:

                  Hand Arendall, L.L.C.
                  P.O. Box 123 (36601)
                  3000 AmSouth Building
                  107 St. Francis Street
                  Mobile, Alabama 36602

                  Attention:  R. Preston Bolt, Jr., Esq.

         If to BancTrust:

                  The Peoples BancTrust Company, Inc.
                  310 Broad Street
                  Selma, Alabama  36701

                  Attention:  Richard P. Morthland,
                                Chairman of the Board

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

         with a copy to:

                  Gamble, Gamble & Calame, L.L.C.
                  807 Selma Avenue
                  Selma, Alabama  36701

                  Attention:  Harry W. Gamble, Jr., Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall only be effective upon receipt.

     (d) Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to the principles of conflict of laws.

     (e) No Prior Agreements. This Stock Option Agreement (i) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (ii) is not intended to confer upon any other person other than a permitted assignee any rights or remedies hereunder.

     (f) Severability. If any term, provision, covenant or restriction of this Stock Option Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (g) Expenses. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of this Stock Option Agreement.

     (h) Effect of Headings. The section headings herein are for convenience only and shall not affect the meanings or construction of this Stock Option Agreement.

     (i) Counterparts. This Stock Option Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute the same agreement.

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

     IN WITNESS WHEREOF, South Alabama and BancTrust have caused this Stock Option Agreement to take effect as of the date set forth above.

                                            SOUTH ALABAMA BANCORPORATION, INC.

                                                 /s/ W. Bibb Lamar, Jr.
                                            ----------------------------------
                                                     W. Bibb Lamar, Jr.
                                                     President



                                            THE PEOPLES BANCTRUST COMPANY, INC.

                                                 /s/ Richard P. Morthland
                                            ----------------------------------
                                                     Richard P. Morthland
                                                     Chairman of the Board

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
                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT, dated as of January 17, 2001, is by and between The Peoples BancTrust Company, Inc., an Alabama business corporation ("BancTrust"), and South Alabama Bancorporation, Inc., an Alabama business corporation ("South Alabama").

     WHEREAS, BancTrust and South Alabama have entered into an Agreement and Plan of Merger dated of even date hereof (the "Merger Agreement") regarding the merger of BancTrust with and into South Alabama, which shall be the surviving corporation and change its name to "The Peoples BancTrust Company, Inc."; and

     WHEREAS, in order to induce South Alabama to enter into the Merger Agreement, BancTrust has agreed to grant the Stock Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

     1. Grant of Stock Option. Subject to the terms and conditions set forth herein, BancTrust hereby irrevocably grants to South Alabama an option (the "Stock Option") to purchase up to 1,024,479 shares of BancTrust common stock, par value $.10 per share (the "Common Stock"), at a cash purchase price of $12.435 per share (the "Exercise Price").

     2. Exercise of Stock Option.

     (a) Subject to the receipt of all necessary approvals required by, and the expiration or termination of any applicable waiting period under, any federal or state statutes regulating or governing the acquisition or change in control of banks (the "Bank Regulatory Acts"), the Stock Option, subject to Section 2(b) below, may be exercised by South Alabama or its permitted assignee, in whole or in part, at any time or from time to time, on or before the termination of this Stock Option Agreement (the "Termination Date"). The Termination Date shall be the earliest to occur of the following:

          (i) the Effective Time (as defined in the Merger Agreement);

          (ii) eighteen (18) months after the first occurrence of an Initial Triggering Event (as hereinafter defined); or

          (iii) the date of termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Initial Triggering Event.

     In the event South Alabama wishes to exercise the Stock Option, South Alabama shall send a written notice to BancTrust specifying the total number of shares it will purchase and a place and date not later than 10 business days from the date such notice is given for the closing of such purchase.

     (b) South Alabama may exercise the Stock Option, in whole or part, if, but only if, an Initial Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of the Termination Date; provided that South Alabama shall have sent the written notice of such exercise (as provided in subsection (a) of this Section 2).

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

     (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) BancTrust, without having received South Alabama's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than South Alabama, or the Board of Directors of BancTrust shall have recommended that the shareholders of BancTrust approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving BancTrust; (y) a purchase, lease or other acquisition of all or substantially all of the assets of BancTrust; or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of BancTrust;

          (ii) Any person other than South Alabama or the current holders of the Common Stock shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) Any person other than South Alabama shall have made a bona fide proposal to BancTrust or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

          (iv) Any person other than South Alabama, other than in connection with a transaction to which South Alabama has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (d) BancTrust shall notify South Alabama promptly in writing of the occurrence of any Initial Triggering Event, it being understood that the giving of such notice by BancTrust shall not be a condition to the right of South Alabama to exercise the Stock Option.

     3. Payment and Delivery of Certificate(s). At any closing hereunder, South Alabama or its permitted assignee shall make payment to BancTrust of the aggregate Exercise Price for the shares of Common Stock so purchased by certified or official bank check or wire transfer of same day funds to an account specified by BancTrust, and BancTrust shall deliver to South Alabama or its permitted assignee a certificate or certificates in form satisfactory to South Alabama representing the number of shares of Common Stock being purchased in the denominations designated by South Alabama in its notice of exercise.

     4. Representations and Warranties of BancTrust. BancTrust hereby represents and warrants to South Alabama as follows:

          (a) Due Authorization. This Stock Option Agreement has been duly authorized by all necessary corporate action on the part of BancTrust and has been duly executed by a duly authorized officer of BancTrust, and constitutes a valid and binding obligation of BancTrust, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) Due Organization. BancTrust is a corporation duly organized, validly existing and in good standing under the laws of Alabama and has the requisite corporate power to enter into and perform this Stock Option Agreement.

          (c) Stock Option Shares. Except for any required regulatory filing, BancTrust has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will keep reserved for issuance upon exercise of the Stock Option, 1,024,479 shares of Common Stock, all of which, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all charges, claims, liens, encumbrances, security interests or rights of others, including any preemptive rights.

          (d) No Conflicts. Subject to Section 2(b) hereof, neither the execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of BancTrust or of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to BancTrust.

     5. Representations and Warranties of South Alabama. South Alabama hereby represents and warrants to BancTrust as follows:

          (a) Distribution. None of the shares of Common Stock acquired upon exercise of the Stock Option will be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

          (b) No Conflicts. Neither the execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of South Alabama or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to South Alabama.

     6. Bank Regulatory Acts. BancTrust and South Alabama will each, timely and promptly after the exercise hereof, make all filings required under each of the Bank Regulatory Acts and use their best efforts to cause the receipt of all required approvals and the satisfaction or termination of all waiting periods under the Bank Regulatory Acts applicable to the exercise of the Stock Option. BancTrust and South Alabama will furnish to each other such necessary information and reasonable assistance as may be requested in connection with the respective preparation of necessary filings or submissions to any governmental agency including, without limitation, any filings necessary under the provisions of any of the Bank Regulatory Acts. BancTrust and South Alabama will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between either of them or their respective representatives and any governmental agency or authority or members of their respective staffs with respect to this Stock Option Agreement or the transactions contemplated hereby.

     7. Cancellation Payment. In the event that any person or entity other than South Alabama or any affiliate of South Alabama (as such term is defined in Rule 13e-3 promulgated under the 1934 Act) (a) consummates a tender offer, as determined by the precedent construing Sections 14(c) and 14(d) of the

1934 Act, for more than 20% and not more than 25% of the outstanding shares of BancTrust, (b) commences a tender offer for 25% or more of the outstanding shares of BancTrust, or (c) enters into any agreement with BancTrust to engage in an Acquisition Transaction in which the Common Stock would be convertible into or exchangeable for securities or assets of another entity or cash, South Alabama, at its election and subject to any required regulatory approvals, shall be entitled to receive, in consideration for the cancellation of the Stock Option, an amount in cash (the "Cancellation Payment") equal to (i) the excess, if any of (A) the highest price or consideration paid by such third party for any shares so acquired less (B) the Exercise Price, multiplied by (ii) 1,024,479 shares, less the number of shares (if any) that have previously been purchased upon exercise of the Stock Option, or, at the option of South Alabama, such lesser amount, if any, as may be paid by BancTrust without being required to obtain any prior regulatory approval from or to make any filing with the regulatory agency with respect to BancTrust's purchase of its equity securities. The Cancellation Payment shall be made within three (3) business days of South Alabama's election to receive the Cancellation Payment by certified or official bank check or wire transfer of same day funds to such account as South Alabama shall designate.

     8. Adjustment Upon Changes in Capitalization, Merger, Etc. In the event of any change in the shares of Common Stock occurring on or after the date hereof, by reason of stock dividends, stock splits, mergers, recapitalization, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject to the Stock Option, the Exercise Price per share and the Cancellation Payment shall be appropriately adjusted.

     9. Legend. Certificates for the shares of Common Stock delivered at the closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder thereof and The Peoples BancTrust Company, Inc., a copy of which agreement is on file at the principal office of The Peoples BancTrust Company, Inc. and to resale restrictions imposed by the Securities Act of 1933. A copy of such agreement will be provided to the holder without charge upon receipt by The Peoples BancTrust Company, Inc. of a written request."

     In addition, such certificates shall bear any other legend as may be required by law.

     10. Assignment. Neither of the parties hereto may assign, pledge or convey any of its rights or obligations under this Stock Option Agreement or the Stock Option created hereunder to any other person or entity, without the express written consent of the other party, provided, however, that South Alabama's rights and obligations under this Stock Option Agreement and the Stock Option created hereunder shall be automatically transferred to any corporation succeeding to the rights and obligations of South Alabama under the Merger Agreement.

     11. Remedies. South Alabama, on the one hand, and BancTrust, on the other hand, each acknowledges and agrees that the other would be irreparably damaged in the event any of the provisions of this Stock Option Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress the breaches of this Stock Option Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Stock Option Agreement, the prevailing party shall be entitled to recover from the other party, in addition to other relief, the prevailing party's reasonable attorneys' fees for services before trial, on trial and on any appeal therefrom.

     12. Miscellaneous.

     (a) Effect and  Assignment  of  Agreement.  Subject  to the  provisions  of
Section 10 hereof, this Stock Option Agreement shall be binding upon and enforceable by and against the parties hereto and their respective successors and assigns.

     (b) Amendments. This Stock Option Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written amendment executed by the parties.

     (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, by mail (registered or certified mail, postage prepaid, return receipt requested), or by courier or overnight carrier, to the respective parties as follows:

         If to BancTrust:

                  The Peoples BancTrust Company, Inc.
                  310 Broad Street
                  Selma, Alabama  36701

                  Attention:  Richard P. Morthland,
                                Chairman of the Board

         with a copy to:

                  Gamble, Gamble & Calame, L.L.C.
                  807 Selma Avenue
                  Selma, Alabama  36701

                  Attention:  Harry W. Gamble, Jr., Esq.


         If to South Alabama:

                  South Alabama Bancorporation, Inc.
                  P.O. Box 3067 (36652)
                  100 St. Joseph Street
                  Mobile, Alabama  36602

                  Attention:  W. Bibb Lamar, Jr.,
                                President

         with a copy to:

                  Hand Arendall, L.L.C.
                  P.O. Box 123 (36601)
                  3000 AmSouth Building
                  107 St. Francis Street
                  Mobile, Alabama 36602
                  Attention:  R. Preston Bolt, Jr., Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall only be effective upon receipt.

     (d) Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to the principles of conflict of laws.

     (e) No Prior Agreements. This Stock Option Agreement (i) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (ii) is not intended to confer upon any other person other than a permitted assignee any rights or remedies hereunder.

     (f) Severability. If any term, provision, covenant or restriction of this Stock Option Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (g) Expenses. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of this Stock Option Agreement.

     (h) Effect of Headings. The section headings herein are for convenience only and shall not affect the meanings or construction of this Stock Option Agreement.

     (i) Counterparts. This Stock Option Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute the same agreement.

     IN WITNESS WHEREOF, BancTrust and South Alabama have caused this Stock Option Agreement to take effect as of the date set forth above.


                                            THE PEOPLES BANCTRUST COMPANY, INC.

                                                 /s/ Richard P. Morthland
                                            ----------------------------------
                                                     Richard P. Morthland
                                                     Chairman of the Board



                                            SOUTH ALABAMA BANCORPORATION, INC.

                                                 /s/ W. Bibb Lamar, Jr.
                                            ----------------------------------
                                                     W. Bibb Lamar, Jr.
                                                     President

                                                                       EXHIBIT C


                                VOTING AGREEMENT


                                January 16, 2001


The Peoples BancTrust Company, Inc.
310 Broad Street
Selma, Alabama  36701

Ladies and Gentlemen:

     The undersigned is a director of South Alabama Bancorporation, Inc. ("South Alabama") and is the beneficial holder of shares of common stock of South Alabama ("South Alabama Common Stock").

     South Alabama and The Peoples  BancTrust  Company,  Inc.  ("BancTrust") are
considering the execution of an Agreement and Plan of Merger ("Agreement") contemplating that BancTrust will merge with and into South Alabama (the
"Merger"), pursuant to which each of the issued and outstanding shares of BancTrust Common Stock shall automatically by operation of law be converted into a number of shares of common stock of South Alabama as set forth in the Agreement. South Alabama shall survive the Merger and change its name to "The Peoples BancTrust Company, Inc." The execution of the Agreement is, among other things, subject in the case of BancTrust to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that BancTrust will incur in connection with the transactions contemplated by the Agreement and in order to induce BancTrust to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of South Alabama and not in his capacity as a director of South Alabama (in which capacity as a director his fiduciary duties shall apply), as follows:

     1. The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of South Alabama Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the meeting of South Alabama's shareholders to be called and held following the date hereof, for the approval of the Agreement and the Merger.

     2. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, BancTrust shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     3. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of South Alabama and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of South Alabama.

     4. This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                        Very truly yours,




                                        ------------------------------------
                                        Signature



                                        ------------------------------------
                                        Name (please print)


Accepted and agreed to as of the date first above written:

THE PEOPLES BANCTRUST COMPANY, INC.



By:  _______________________________
       Its

                                                                       EXHIBIT D


                                VOTING AGREEMENT


                                January 16, 2001


South Alabama Bancorporation, Inc.
100 St. Joseph Street
Mobile, Alabama  36602

Ladies and Gentlemen:

     The undersigned is a director of The Peoples BancTrust Company, Inc. ("BancTrust") and is the beneficial holder of shares of common stock of Common Stock").

     BancTrust and South Alabama Bancorporation, Inc. ("South Alabama") are considering the execution of an Agreement and Plan of Merger ("Agreement") contemplating that BancTrust will merge with and into South Alabama (the
"Merger"), pursuant to which each of the issued and outstanding shares of BancTrust Common Stock shall automatically by operation of law be converted into a number of shares of common stock of South Alabama as set forth in the Agreement. South Alabama shall survive the Merger and change its name to "The Peoples BancTrust Company, Inc." The execution of the Agreement is, among other things, subject in the case of South Alabama to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that South Alabama will incur in connection with the transactions contemplated by the Agreement and in order to induce South Alabama to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of BancTrust and not in his capacity as a director of BancTrust (in which capacity as a director his fiduciary duties shall apply), as follows:

     1. The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of BancTrust Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the meeting of BancTrust's shareholders to be called and held following the date hereof, for the approval of the Agreement and the Merger.

     2. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, South Alabama shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     3. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of BancTrust and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of BancTrust.

     4. This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                        Very truly yours,




                                        ------------------------------------
                                        Signature



                                        ------------------------------------
                                        Name (please print)


Accepted and agreed to as of the date first above written:

SOUTH ALABAMA BANCORPORATION, INC.



By:  _______________________________
       Its

                                                                       EXHIBIT E

            [AMENDMENTS TO SOUTH ALABAMA'S ARTICLES OF INCORPORATION]

                                                                       EXHIBIT F

                               AFFILIATE AGREEMENT

South Alabama Bancorporation, Inc.
Mobile, Alabama

Attention:        W. Bibb Lamar, Jr.
                  President

Gentlemen:

     The undersigned is a shareholder of The Peoples BancTrust Company, Inc., an Alabama corporation ("BancTrust"), and upon the merger of BancTrust with and into South Alabama Bancorporation, Inc. ("South Alabama"), which shall be the surviving corporation (the "Surviving Corporation"), the undersigned will become a shareholder of the Surviving Corporation as described in the Agreement and Plan of Merger, dated as of January 17, 2001 (the "Agreement"), by and between South Alabama and BancTrust. Under the terms of the Agreement, the shares of common stock of BancTrust ("BancTrust Common Stock") will be converted into and exchanged for shares of the common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and South Alabama regarding certain rights and obligations of the undersigned in connection with the shares of the Surviving Corporation to be received by the undersigned as a result of the merger.

     In consideration of the Agreement and the mutual covenants contained herein, the undersigned and South Alabama hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to BancTrust he or she is an "affiliate" of BancTrust under Rule 145(c) and as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he or she will be such an "affiliate" at the time of the merger.

     2. Initial Restriction on Disposition. The undersigned agrees that he or she will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the shares of BancTrust Common Stock or Surviving Corporation Common Stock into which his or her shares of BancTrust Common Stock are converted upon consummation of the merger until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-merger combined operations of South Alabama and BancTrust. South Alabama agrees that it will publish such results within forty-five (45) days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-merger combined operations and that it will notify the undersigned promptly following such publication.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

          (a) The Surviving Corporation Common Stock received by the undersigned as a result of the merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

          (b) South Alabama has informed the undersigned that any distribution by the undersigned of the Surviving Corporation Common Stock has not been registered under the 1933 Act and that shares of Surviving Corporation Common Stock received pursuant to the merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Surviving Corporation will be under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Surviving Corporation Common Stock.

          (c) The undersigned is aware that the Surviving Corporation intends to treat the merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as the Surviving Corporation for federal income tax purposes. The undersigned acknowledges that the Income Tax Regulations require "continuity of interest" in order for the merger to be treated as tax-free under Section 368 of the Code. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his or her Surviving Corporation Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of Surviving Corporation Common Stock received by the undersigned pursuant to the merger will be given to the Surviving Corporation's Transfer Agent and that there will be placed on the certificates representing such shares, or shares issued in substitution thereof, a legend stating in substance:

         The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his or her risks relative thereto in any way, until such time as The Peoples BancTrust Company, Inc. (the "Corporation") has published the financial results covering at least thirty (30) days of combined operations after the after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with
         (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Corporation) of the Rules and Regulations under such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act.

     The undersigned further agrees that such legend shall be placed on the certificates representing his or her shares of BancTrust Common Stock which are not exchanged for certificates representing shares of Surviving Corporation Common Stock. The undersigned will surrender such certificates to the Transfer Agent within five (5) business days after receipt of written notice from the Surviving Corporation of the effectiveness of the merger together with appropriate transmittal materials.

     Such legend will also be placed on any certificate representing Surviving Corporation securities issued subsequent to the original issuance of the Surviving Corporation Common Stock pursuant to the merger as a result of any stock dividend, stock split, or other recapitalization as long as the Surviving Corporation Common Stock issued to the undersigned pursuant to the merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, the

Surviving Corporation shall cause the certificates representing the shares of Surviving Corporation Common Stock issued to the undersigned in connection with the merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Surviving Corporation Common Stock received by the undersigned pursuant to the merger, or at the expiration of the restrictive period set forth in Rule 145(d), the Surviving Corporation, upon the request of the undersigned, will cause the certificates representing the shares of Surviving Corporation Common Stock issued to the undersigned in connection with the merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by the Surviving Corporation of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of Surviving Corporation Common Stock received by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for BancTrust.

     6. Filing of Reports by South Alabama. South Alabama agrees, for a period of three years after the effective date of the merger, to file on a timely basis all reports required to be filed by the Surviving Corporation pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Surviving Corporation Common Stock issued to the undersigned pursuant to the merger.

     7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Surviving Corporation Common Stock received by him or her in connection with the merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Surviving Corporation Common
Stock together with such additional information as the Transfer Agent may reasonably request. If the Surviving Corporation's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), the Surviving Corporation shall cause such counsel to provide such opinions as may be necessary to the Surviving Corporation's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director, officer or 10% shareholder of the Surviving Corporation or becomes a director, officer or 10% shareholder of the Surviving Corporation upon consummation of the merger, among other things, any sale of the Surviving Corporation Common Stock by the undersigned within a period of less than six months following the effective time of the merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9. Miscellaneous. This Affiliate Agreement is the complete agreement between South Alabama and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Alabama.

     This Affiliate Agreement is executed as of the ____ day of _____________, 2001.

                                                     Very truly yours,


                                                     ---------------------
                                                     Signature

                                                     ---------------------
                                                     Print Name

                                                                       EXHIBIT G

                               AFFILIATE AGREEMENT


The Peoples BancTrust Company, Inc.
Selma, Alabama

Attention:        Richard P. Morthland
                  Chairman of the Board and CEO

Gentlemen:

     The undersigned is a shareholder of South Alabama Bancorporation ("South Alabama"), an Alabama corporation. Under the terms of the Agreement and Plan of Merger, dated as of January 17, 2001 (the "Agreement"), by and between The Peoples BancTrust Company, Inc. ("BancTrust") and South Alabama, BancTrust will be merged with and into South Alabama, which shall be the surviving corporation (the "Surviving Corporation"), and the shares of the common stock of BancTrust will be converted into shares of the common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and BancTrust regarding certain rights and obligations of the undersigned in connection with the merger.

     In consideration of the Agreement and the mutual covenants contained herein, the undersigned and BancTrust hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to South Alabama he or she is an "affiliate" of South Alabama under Rule 144(a)(1) and as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he or she will be such an "affiliate" at the time of the merger.

     2. Initial Restriction on Disposition. The undersigned agrees that he or she will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of his or her shares of South Alabama Common Stock or Surviving Corporation Common Stock until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-merger combined operations of South Alabama and BancTrust. South Alabama has agreed that it will publish such results within forty-five (45) days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-merger combined operations and that it will notify the undersigned promptly following such publication. The undersigned understands that, prior to such notification by the Surviving Corporation, stop transfer instructions with respect to shares of Surviving Corporation Common Stock beneficially owned by the undersigned will be given to the Surviving Corporation's Transfer Agent.

     3. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of his or her shares of Surviving Corporation Common Stock, to the extent he or she believes necessary, with his or her counsel or counsel for South Alabama. The undersigned further understands that such restrictions are in addition to the continuing restrictions on sales of stock of the Surviving Corporation applicable to persons who are "affiliates" (as defined in SEC Rule
405) of the Surviving Corporation.

     4. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

     5. Miscellaneous. This Affiliate Agreement is the complete agreement between BancTrust and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Alabama.

     This Affiliate Agreement is executed as of the ____ day of _____________, 2001.

                                                 Very truly yours,

                                                 ---------------------
                                                 Signature

                                                 ---------------------
                                                 Print Name

                                                                       EXHIBIT H

                       LEGAL OPINION MATTERS -- BANCTRUST


     1. BancTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on the business in which it is engaged and to own the properties owned by it.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of BancTrust or, to the best of our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, arbitration award, judgment or decree to which BancTrust is a party or by which BancTrust is bound.

     3. In accordance with the Bylaws of BancTrust and pursuant to resolutions duly adopted by its Board of Directors and shareholders, the Agreement has been duly adopted and approved by the Board of Directors of BancTrust.

     4. The Agreement has been duly and validly executed and delivered by BancTrust and, assuming valid authorization, execution and delivery by South Alabama, constitutes a valid and binding agreement of BancTrust enforceable in accordance with its terms. This opinion concerning the validity, binding effect and enforceability of the Agreement means that (a) the Agreement constitutes an effective contract under applicable law, (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense and (c) subject to the last sentence of this paragraph, some remedy is available if a party is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of the
Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

     5. The authorized capital stock of BancTrust consists of 9,000,000 shares of BancTrust Common Stock, of which ________ shares were issued and outstanding as of ______, 2001, and 1,000,000 shares of preferred stock, par value $.10 per share, none of which is issued and outstanding. The shares of BancTrust Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Alabama Business Corporation Act.

     The opinion of counsel need refer only to matters of Alabama and federal law and may add other qualifications and explanations of counsel's opinion as may be reasonably acceptable to South Alabama.

                                                                       EXHIBIT I

                     LEGAL OPINION MATTERS -- SOUTH ALABAMA


     1. South Alabama is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on the business in which it is engaged and to own the properties owned by it.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of South Alabama or, to the best of our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, arbitration award, judgment or decree to which South Alabama is a party or by which South Alabama is bound.

     3. In accordance with the Bylaws of South Alabama and pursuant to resolutions duly adopted by its Board of Directors and shareholders, the Agreement has been duly adopted and approved by the Board of Directors of South Alabama.

     4. The Agreement has been duly and validly executed and delivered by South Alabama and, assuming valid authorization, execution and delivery by BancTrust, constitutes a valid and binding agreement of South Alabama enforceable in accordance with its terms. This opinion concerning the validity, binding effect and enforceability of the Agreement means that (a) the Agreement constitutes an effective contract under applicable law, (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense and (c) subject to the last sentence of this paragraph, some remedy is available if a party is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of the
Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

     5. The authorized capital stock of South Alabama consists of 20,000,000 shares of South Alabama Common Stock, of which _______ shares were issued and outstanding as of _____, 2001, and _____ shares of preferred stock, no par value, none of which is issued and outstanding. The shares of South Alabama Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Alabama Business Corporation Act. The shares of South Alabama Common Stock to be issued to the shareholders of BancTrust as contemplated by the Agreement are duly authorized, have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be validly issued, fully paid and nonassessable.

     The opinion of counsel need refer only to matters of Alabama and federal law and may add other qualifications and explanations of counsel's opinion as may be reasonably acceptable to BancTrust.